EXHIBIT 10.12

                            STOCK PURCHASE AGREEMENT

                                      AMONG

                          SAIA MOTOR FREIGHT LINE, INC.

                                       AND

                                 JAMES D. CLARK
                                 JANICE A. CLARK
                                   AMY L. HUNT
                                  G. J. DEYONGE
                                       AND
       STUART W. KUTLER TRUST UNDER TRUST AGREEMENT DATED JANUARY 28, 1998

                                February 16, 2004

                                TABLE OF CONTENTS

1.    Definitions.......................................................................................       1

2.    Purchase and Sale of Company Shares...............................................................       8
   (a)      Purchase Price..............................................................................       8
   (b)      Payment.....................................................................................       8
   (c)      The Closing.................................................................................       8
   (d)      Deliveries at the Closing...................................................................       8

3.    Representations and Warranties Concerning the Transaction.........................................       8
   (a)      Representations and Warranties of the Sellers...............................................       8
   (b)      Representations and Warranties of the Buyer.................................................       9

4.    Representations and Warranties Concerning the Company.............................................      10
   (a)      Organization, Qualification, and Corporate Power............................................      11
   (b)      Capitalization..............................................................................      11
   (c)      Noncontravention............................................................................      11
   (d)      Brokers' Fees...............................................................................      12
   (e)      Title to Assets.............................................................................      12
   (f)      Subsidiaries................................................................................      12
   (g)      Financial Statements........................................................................      12
   (h)      Books and Records...........................................................................      12
   (i)      Events Subsequent to October 1, 2003........................................................      13
   (j)      Undisclosed Liabilities.....................................................................      14
   (k)      Business Practices..........................................................................      15
   (l)      Legal Compliance............................................................................      15
   (m)      Tax Matters.................................................................................      15
   (n)      Real Property...............................................................................      17
   (o)      Intellectual Property.......................................................................      20
   (p)      Tangible Assets.............................................................................      22
   (q)      Inventory...................................................................................      22
   (r)      Contracts...................................................................................      22
   (s)      Notes and Accounts Receivable...............................................................      24
   (t)      Powers of Attorney..........................................................................      24
   (u)      Insurance...................................................................................      24
   (v)      Litigation..................................................................................      24
   (w)      Labor Matters...............................................................................      25
   (x)      Employee Benefits...........................................................................      25
   (y)      Guaranties..................................................................................      28
   (z)      Environmental Matters.......................................................................      28
   (aa)     Certain Business Relationships With the Company.............................................      30
   (bb)     Contractors.................................................................................      30
   (cc)     Customer Relations..........................................................................      30
   (dd)     Bank Accounts...............................................................................      31
   (ee)     No Additional Representations and Warranties................................................      31

5.    Post Closing Covenants............................................................................      31
   (a)      General.....................................................................................      31

   (b)      Litigation Support..........................................................................      32
   (c)      Transition..................................................................................      32
   (d)      Confidentiality.............................................................................      32
   (e)      Miscellaneous...............................................................................      32
   (f)      Payment of Indebtedness.....................................................................      34

6.    Deliveries at Closing.............................................................................      34
   (a)      Sellers' Deliveries at Closing..............................................................      34
   (b)      Buyer's Deliveries at Closing...............................................................      36

7.    Remedies for Breaches of this Agreement...........................................................      36
   (a)      Survival of Representations and Warranties..................................................      37
   (b)      Time Limitations............................................................................      37
   (c)      Indemnification Provisions for Benefit of the Buyer.........................................      37
   (d)      Indemnification Provisions for Benefit of the Sellers.......................................      39
   (e)      Calculation of Adverse Consequences; Limitations on Indemnity Obligations...................      40
   (f)      Right to Set off; Escrow....................................................................      42
   (g)      Matters Involving Third Parties.............................................................      42
   (h)      Other Indemnification Provisions............................................................      44

8.    Tax Matters.......................................................................................      44
   (a)      Tax Filings.................................................................................      44
   (b)      Section 338(h)(10) Election.................................................................      45
   (c)      Allocation of Purchase Price................................................................      46
   (d)      S Corporation Status........................................................................      46
   (e)      Cooperation on Tax Matters..................................................................      46
   (f)      Tax Sharing Agreements......................................................................      47
   (g)      Certain Taxes and Fees......................................................................      47

9.    Miscellaneous.....................................................................................      47
   (a)      Nature of Certain Obligations...............................................................      47
   (b)      Press Releases and Public Announcements.....................................................      47
   (c)      No Third-Party Beneficiaries................................................................      48
   (d)      Entire Agreement............................................................................      48
   (e)      Succession and Assignment...................................................................      48
   (f)      Counterparts................................................................................      48
   (g)      Headings....................................................................................      48
   (h)      Notices.....................................................................................      48
   (i)      Governing Law...............................................................................      49
   (j)      Amendments and Waivers......................................................................      49
   (k)      Equitable Modification......................................................................      49
   (l)      Expenses....................................................................................      49
   (m)      Construction................................................................................      50
   (n)      Incorporation of Exhibits, Annexes, and Schedules...........................................      50
   (o)      Specific Performance........................................................................      50
   (p)      Submission to Jurisdiction..................................................................      50
   (q)      Arbitration.................................................................................      51
   (r)      Appointment of Sellers' Representative......................................................      52

                                                                  EXECUTION COPY

                            STOCK PURCHASE AGREEMENT

                  This Agreement (the "Agreement") entered into on February 16, 2004, by and among Saia Motor Freight Line, Inc., a Louisiana corporation (the "Buyer") and James D. Clark, Janice A. Clark, Amy L. Hunt, G. J. DeYonge and the Stuart W. Kutler Trust Under Trust Agreement dated January 28, 1998 (collectively the "Sellers"). The Buyer and the Sellers are referred to collectively herein as the "Parties".

                  The Sellers in the aggregate own all of the outstanding capital stock of Clark Bros. Transfer, Inc., a Nebraska corporation (the "Company").

                  This Agreement contemplates a transaction in which the Buyer will purchase from the Sellers, and the Sellers will sell to the Buyer, all of the outstanding capital stock of the Company in return for cash and a promissory note.

                  NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

                  1.       Definitions.

                  "AAA" has the meaning set forth in Section 9(q) below.

                  "Accredited Investor" has the meaning set forth in Regulation D promulgated under the Securities Act.

                  "Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages (excluding, except as otherwise provided in this Agreement, incidental, consequential, special, enhanced and punitive damages) dues, diminution in value, penalties, fines, costs (including costs of investigation and defense, court costs and attorneys' fees, Costs and Fees and Arbitration Expenses), amounts paid in settlement, liabilities, obligations, Taxes, liens, losses, expenses and fees.

                  "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

                  "Affiliated Group" means any affiliated group within the meaning of Code Section 1504(a) or any similar group defined under a similar provision of state, local, or foreign law.

                  "Agreement" has the meaning set forth in the preface above.

                  "Arbitrable Dispute" has the meaning set forth in Section 9(q) below.

                  "Arbitration Expenses" has the meaning set forth in Section 9(q) below.

                  "Arbitrators" has the meaning set forth in Section 9(q) below.

                  "Basket" has the meaning set forth in Section 7(e) below.

                  "Buyer" has the meaning set forth in the preface above.

                  "Capitalized Lease" means a lease under which the obligations of the lessee should, in accordance with GAAP consistently applied, be included in determining total liabilities as shown on the liability side of a balance sheet of the lessee.

                  "Capitalized Lease Obligations" means the amount of the liability reflecting the aggregate discounted amount of future payments under all Capitalized Leases calculated in accordance with GAAP consistently applied and Statement of Financial Accounting Standards No. 13.

                  "Closing" has the meaning set forth in Section 2(c) below.

                  "Closing Date" has the meaning set forth in Section 2(c) below.

                  "COBRA" means the requirements of Part 6 of Subtitle B of Title I of ERISA and Code Section 4980B and of any similar state law.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Company" has the meaning set forth in the preface above.

                  "Company Retained Property" has the meaning set forth in
Section 5(g) below.

                  "Company Share" means any issued and outstanding share of the capital stock of the Company.

                  "Confidential Information" means any information concerning the businesses and affairs of the Company that is not generally available to the public (other than through a breach of a confidentiality obligation or similar obligation owed to the Company).

                  "Controlled Groups" has the meaning set forth in Code Section 1563.

                  "Conveyed Property" has the meaning set forth in Section 5(g) below.

                  "Costs and Fees" has the meaning set forth in Section 9(q) below.

                  "Covered Breach" has the meaning set forth in Section 7(e) below.

                  "Disclosure Schedule" has the meaning set forth in Section 4 below.

                  "EBITDA Claim Basket" has the meaning set forth in Section 7(e) below.

                  "EBITDA Reduction Claim" has the meaning set forth in Section 7(e) below.

                  "Employee Benefit Plan" means any "employee benefit plan" (as such term is defined in ERISA Section 3(3)) and any other employee benefit plan, program or arrangement of any kind.

                  "Employee Pension Benefit Plan" has the meaning set forth in ERISA Section 3(2).

                  "Employee Welfare Benefit Plan" has the meaning set forth in ERISA Section 3(1).

                  "Employment Agreement" has the meaning set forth in Section 6(a) below.

                  "Environmental Law" means any applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings and charges thereunder) as enacted and in effect on or prior to the Closing Date relating to the protection of health or the environment, including without limitation: the Clean Air Act, the Federal Water Pollution Control Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Toxic Substance Control Act, any comparable state or foreign law, and the common law, including the law of nuisance and strict liability.

                  "Environmental Permits" means all permits, registrations, approvals, licenses, filings and submissions to any governmental body or other authority required by or made by or on behalf the Company under or pursuant to any Environmental Law.

                  "Environmental Property" means any assets or property currently or previously owned, leased, operated or used by the Company.

                  "EPA" means the United States Environmental Protection Agency.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "ERISA Affiliate" means each entity which is treated as a single employer with the Company for purposes of Code Section 414.

                  "Escrow Agent" means Wells Fargo Bank, N.A.

                  "Escrow Agreement" means that certain Escrow Agreement dated as of the Closing Date among Buyer, certain of the Sellers and the Escrow Agent.

                  "Excepted Real Property" has the meaning set forth in Section 4(z) below.

                  "Fiduciary" has the meaning set forth in ERISA Section 3(21).

                  "Financial Statements" has the meaning set forth in Section 4(g) below.

                  "GAAP" means United States generally accepted accounting principles as in effect from time to time.

                   "Hazardous Materials" shall mean pollutants, contaminants, hazardous substances, hazardous chemicals, toxic substances, hazardous wastes, infectious wastes, radioactive materials, petroleum including crude oil or any fraction thereof, asbestos fibers, or solid wastes or other hazardous materials, including without limitation those defined in any Environmental Law.

                  "HIPAA" means the Health Insurance Portability and Accountability Act of 1996, as amended.

                  "Improvements" has the meaning set forth in Section 4(n) below.

                  "Income Tax" means any federal, state, local, or foreign income tax, including any interest, penalty, or addition thereto, whether disputed or not.

                  "Income Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Income Taxes, including any schedule or attachment thereto, and including any amendment thereof.

                  "Indebtedness" means at a particular time, without duplication: (a) any indebtedness for borrowed money or issued in substitution for or exchange of indebtedness for borrowed money, (b) any indebtedness evidenced by any note, bond, debenture or other debt instrument; (c) any indebtedness for the deferred purchase price of property or services with respect to which a Person is liable, contingently or otherwise, as obligor or otherwise, (d) any commitment by which a Person assures a creditor against loss (including, without limitation, contingent reimbursement obligations with respect to letters of credit), (e) any obligations for which a Person is obligated pursuant to a guarantee, (f) any obligations under Capitalized Lease Obligations with respect to which a Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or with respect to which obligations a Person assures a creditor against loss; (g) any indebtedness secured by a Security Interest on a Person's assets, (h) any unsatisfied obligation for Withdrawal Liability to a Multiemployer Plan, (i) all indebtedness of a Person for which such Person may become liable as a fiduciary or otherwise and (j) all costs (including prepayment penalties) that would be due as a result of the payment of any such indebtedness at Closing; provided, however, that all current liabilities of a Person other than current liabilities attributable to the current portion of such Person's long term debt shall not be included in the definition of Indebtedness.

                  "Indemnified Persons" has the meaning set forth in Section 7(c) below.

                  "Independent Third Party" means a nationally recognized law firm or any of the following accounting firms or their successors: Ernst & Young LLP, KPMG LLP, Deloitte & Touche LLP and PricewaterhouseCoopers LLP.

                  "Intellectual Property" means all of the following in any jurisdiction throughout the world: (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations in part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, slogans, trade names, corporate names, Internet domain names, and rights in telephone numbers, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including source code, executable code, data, databases and related documentation), (g) all material advertising and promotional materials, (h) all other proprietary rights, and (i) all copies and tangible embodiments thereof (in whatever form or medium).

                  "IRS" means the Internal Revenue Service.

                  "Knowledge" means actual knowledge after reasonable investigation. For purposes of determining whether any Seller has conducted a reasonable investigation, if such Seller has made inquiry of the officers and directors of the Company, the investigation shall be deemed to be reasonable without need for further verification.

                  "Lease Consents" has the meaning set forth in Section 6(a) below.

                  "Leased Real Property" means all leasehold or subleasehold estates and other rights to use or occupy any land, buildings, structures, improvements, fixtures or other interest in real property held by the Company.

                  "Leases" means all leases, subleases, licenses, concessions and other agreements (written or oral), including all amendments, extensions, renewals, guaranties and other agreements with respect thereto, pursuant to which the Company holds any Leased Real Property.

                  "Most Recent Balance Sheet" means the balance sheet contained within the Most Recent Financial Statements.

                  "Most Recent Financial Statements" has the meaning set forth in Section 4(g) below.

                  "Most Recent Fiscal Period End" has the meaning set forth in
Section 4(g) below.

                  "Multiemployer Plan" has the meaning set forth in ERISA
Section 3(37).

                  "Non-Compete Agreements" has the meaning set forth in Section 6(a) below.

                  "Ordinary Course of Business" means, with respect to the business of the Company, only the ordinary course of commercial operations customarily engaged in by the Company consistent with industry norms and the Company's prior practices, and specifically does not include (a) any activity
(i) involving the purchase or sale of the Company or of any product line or business unit of the Company, (ii) involving modification or adoption of any Employee Benefit Plan or (iii) which requires approval by the board of directors or shareholders of the Company, or (b) the incurrence of any liability for any tort or any breach or violation of or default under any contract or applicable law.

                  "Owned Real Property" means all land, together with all buildings, structures, improvements and fixtures located thereon, and all easements and other rights and interests appurtenant thereto, owned by any of the Company.

                  "Party" has the meaning set forth in the preface above.

                  "PBGC" means the Pension Benefit Guaranty Corporation.

                  "Permitted Encumbrances" means with respect to each parcel of Real Property: (a) real estate taxes, assessments and other governmental levies, fees or charges imposed with respect to such Real Property which are not due and payable as of the Closing Date, or which are being contested in good faith and for which appropriate reserves have been established in accordance with GAAP;
(b) mechanics liens and similar liens for labor, materials or supplies provided with respect to such Real Property incurred in the ordinary course of business for amounts which are not due and payable and which would not, individually or in the aggregate, have a material adverse effect on the business of the Company as currently conducted thereon; (c) zoning, building codes and other land use laws regulating the use or occupancy of such Real Property or the activities conducted thereon which are imposed by any governmental authority having jurisdiction over such Real Property which are not violated by the current use or occupancy of such Real Property or the operation of the business of the Company as currently conducted thereon; (d) easements, covenants, conditions, restrictions and other similar matters of record affecting title to such Real Property which do not or would not materially impair the use or occupancy of such Real Property in the operation of the business of the Company as currently conducted thereon; and (e) any Security Interests in existence on the Closing Date securing the Indebtedness of the Company disclosed on the Most Recent Balance Sheet; and (f) minor imperfections which do not materially detract from the value, or interfere with the present use, of the property subject thereto or affected thereby.

                  "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

                  "Prohibited Transaction" has the meaning set forth in ERISA
Section 406 and Code Section 4975.

                  "Purchase Price" has the meaning set forth in Section 2(a) below.

                  "Real Property" has the meaning set forth in Section 4(n) below.

                  "Real Property Laws" has the meaning set forth in Section 4(n) below.

                  "Reportable Event" has the meaning set forth in ERISA Section 4043.

                  "S Corporation Sale" has the meaning set forth in Section 8(b) below.

                  "Section 338(h)(10) Election" has the meaning set forth in
Section 8(b) below.

                  "Section 338(h)(10) Gross-Up" has the meaning set forth in
Section 8(b) below.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for taxes not yet due and payable,
(c) purchase money liens and liens securing rental payments under Capitalized Leases, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

                  "Sellers" has the meaning set forth in the preface above.

                  "Subject Documents" has the meaning set forth in Section 9(r) below.

                  "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which: (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (b) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control (or have the power to be or control) a managing director, manager or general partner of such limited liability company, partnership, association or other business entity.

                  "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code
Section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

                  "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

                  "WARN Act" has the meaning set forth in Section 4(w) below.

                  "Withdrawal Liability" means, at any time, the aggregate amount of the liabilities, if any, pursuant to Section 4201 of ERISA, and any increase in contributions pursuant to Section 4243 of ERISA with respect to all Multiemployer Plans to which the Company makes, is making, or is obligated to make contributions on behalf of participants who are or were employed by any of them or to which such Person has any current or potential liability.

                  2. Purchase and Sale of Company Shares.(a) On and subject to the terms and conditions of this Agreement, the Buyer agrees to purchase from each of the Sellers, and each of the Sellers agrees to sell to the Buyer, all of his or her Company Shares for the consideration specified below in this Section 2.

                           (a) Purchase Price. The purchase price for the Company Shares shall be an amount equal to $21,684,241 (the "Purchase Price").

                           (b) Payment. Subject to the terms and conditions of this Agreement, the Purchase Price shall be paid by Buyer as follows:

                                    (i)      $2,500,000 payable by wire transfer
                  of immediately available funds on the day after the Closing Date to the Escrow Agent to be held pursuant to the terms of the Escrow Agreement;

                                    (ii)     $6,200,000 by the issuance by the
                  Buyer on the Closing Date of its promissory note which shall be guaranteed by SCS Transportation, Inc., a Delaware corporation, substantially in the form attached hereto as Exhibit A; and

                                    (iii)    the balance on the day after the
                  Closing Date by wire transfer of immediately available funds to an account designated by the Sellers.

                           (c) The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Koley Jessen P.C. in Omaha, Nebraska, commencing at 1:00 p.m. local time on February 16, 2004 or such other date as the Buyer and the Sellers may mutually determine (the "Closing Date").

                           (d)      Deliveries at the Closing. At the Closing,
         (i) the Sellers will deliver to the Buyer the various certificates, instruments, and documents referred to in Section 6(a) below, (ii) the Buyer will deliver to the Sellers the various certificates, instruments, and documents referred to in Section 6(b) below, (iii) each of the Sellers will deliver to the Buyer stock certificates representing all of such Sellers' Company Shares, endorsed in blank or accompanied by duly executed assignment documents, and (iv) the Buyer will deliver to the Sellers and the Escrow Agent the consideration specified in Section 2(b) above.

                  3.       Representations and Warranties Concerning the
         Transaction.

                           (a) Representations and Warranties of the Sellers. Each of the Sellers represents and warrants to the Buyer that the statements contained in this Section 3(a) are correct and complete as of the Closing Date with respect to such Seller, except as set forth in Annex I attached hereto. Nothing in Annex I shall be deemed adequate to disclose an exception to a representation or warranty made herein, however, unless Annex I identifies the exception with reasonable particularity and describes the relevant facts in detail. Annex I will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 3(a).

                                    (i)      Authorization of Transaction. The
                  Seller has full power and authority to execute and deliver this Agreement and to perform such Seller's obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Seller, enforceable in accordance with its terms and conditions, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and to general principles of equity, regardless of whether enforcement is sought in a proceeding at law or in equity. The Seller need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

                                    (ii)     Noncontravention. Neither the
                  execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Seller is subject or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Seller is a party or by which such Seller is bound or to which any of his or her assets is subject (or result in the imposition of any Security Interest upon any of such Seller's assets, including, without limitation, any Company Shares).

                                    (iii)    Brokers' Fees. The Seller has no
                  liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Buyer or the Company could become liable or obligated.

                                    (iv)     Company Shares. The Seller holds of
                  record and owns beneficially the number of Company Shares set forth next to such Seller's name in Section 4(b) of the Disclosure Schedule, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), Taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. The Seller is not a party to any option, warrant, purchase right, or other contract or commitment that could require the Seller to sell, transfer, or otherwise dispose of any Company Shares (other than this Agreement). The Seller is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any Company Shares.

                           (b) Representations and Warranties of the Buyer. The Buyer represents and warrants to the Sellers that the statements contained in this Section 3(b) are correct and complete as of the Closing Date.

                                    (i)      Organization of the Buyer. The
                  Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

                                    (ii)     Authorization of Transaction. The
                  Buyer has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and to general principles of equity, regardless of whether enforcement is sought in a proceeding at law or in equity. The Buyer need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

                                    (iii)    Noncontravention. Neither the
                  execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of its charter or bylaws or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject.

                                    (iv)     Brokers' Fees. The Buyer has no
                  liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which any Seller could become liable or obligated.

                                    (v)      Investment. The Buyer is not
                  acquiring the Company Shares with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act.

                                    (vi)     No Additional Representations and
                  Warranties. Notwithstanding anything in this Section 3(b) or any other provision of this Agreement, it is the explicit intent of each party to this Agreement that the Buyer is not making any representation or warranty whatsoever, express or implied, beyond those made in this Agreement or any other documents or instruments executed in connection with this Agreement or the transactions contemplated herein.

                  4. Representations and Warranties Concerning the Company. The Sellers represent and warrant to the Buyer that the statements contained in this Section 4 are correct and complete as of the Closing Date, except as set forth in the disclosure schedule delivered by the Sellers to the Buyer on the date hereof (the "Disclosure Schedule"). Nothing in the Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein, however, unless the Disclosure Schedule identifies the exception with reasonable particularity and describes the relevant facts in detail. The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 4.

                           (a) Organization, Qualification, and Corporate Power. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. The Company is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the failure to qualify has not had, or will not reasonably be expected to have, a material adverse effect on the business of the Company as currently conducted. The Company has full corporate power and authority to carry on the business in which it is engaged and to own and use the properties owned and used by it. Section 4(a) of the Disclosure Schedule lists the directors and officers of the Company.

                           (b) Capitalization. The equity capitalization of the Company is set forth in Section 4(b) of the Disclosure Schedule which lists the authorized and issued and outstanding capital stock of the Company and identifies the record owner of all shares of such capital stock. All of the Company Shares have been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record by the respective Sellers as set forth in Section 4(b) of the Disclosure Schedule. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Company to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Company. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of the Company. All of the shares of the Company's capital stock subject to the pledge agreements listed on Section 4(b) of the Disclosure Schedule will be cancelled and shall no longer be issued and outstanding upon payment of all principal and accrued and unpaid interest under the promissory notes listed on Section 4(b) of the Disclosure Schedule. Upon the consummation of the transactions contemplated in this Agreement, Buyer will own all of the issued and outstanding capital stock of the Company, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), Taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands other than any security interests placed thereon by Buyer or otherwise applicable to Buyer or its assets.

                           (c) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Company is subject or any provision of the articles of incorporation or bylaws of the Company or (ii) except as set forth in Section 4(c) of the Disclosure Schedule, conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Company is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets). The Company is not required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

                           (d) Brokers' Fees. The Company does not have any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

                           (e) Title to Assets. The Company has good and marketable title to, or a valid leasehold interest in, the properties and assets used by it, located on its premises, or shown on the Most Recent Balance Sheet or acquired after the date thereof, free and clear of all Security Interests, except for Permitted Encumbrances and properties and assets disposed of in the Ordinary Course of Business since the date of the Most Recent Balance Sheet.

                           (f)      Subsidiaries. The Company has no
         Subsidiaries.

                           (g) Financial Statements. Attached hereto as Exhibit B are the following financial statements (collectively the "Financial Statements"): (i) audited consolidated balance sheets and statements of income, changes in stockholders' equity, and cash flows as of and for the fiscal years ended December 31, 2000, December 31, 2001 and December 31, 2002 for the Company; and (ii) the unaudited consolidated balance sheet and statements of income, changes in stockholders' equity, cash flows and footnotes (the "Most Recent Financial Statements") as of and for the 12 months ended December 31, 2003 (the "Most Recent Fiscal Period End") for the Company. The Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby except as otherwise disclosed in the notes to the Financial Statements and present fairly in all respects the financial condition of the Company as of such dates and the results of operations of the Company for such periods.

                           (h) Books and Records. To the Knowledge of the Sellers, the books of account, and other records of the Company, all of which have been made available to the Buyer, are complete and correct and have been maintained in accordance with sound business practices. The stock record books of the Company, all of which have been made available to the Buyer, are complete and correct and have been maintained in accordance with sound business practices. To the Knowledge of the Sellers, the minute book of the Company contains records of all meetings held of, and corporate action taken by, the stockholders, the board of directors, and committees of the board of directors of the Company, and no meeting of any such stockholders, board of directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records will be in the possession of the Company.

                           (i) Events Subsequent to October 1, 2003. Since October 1, 2003, there has not been any adverse change in the business, financial condition, operations, results of operations, or future prospects of the Company and since such date the Company has not operated outside of the Ordinary Course of Business. Without limiting the generality of the foregoing, since that date, except as set forth in Section 4(i) of the Disclosure Schedule:

                                    (i)      the Company has not sold, leased,
                  transferred, or assigned any assets, tangible or intangible, outside the Ordinary Course of Business;

                                    (ii)     the Company has not entered into
                  any agreement, contract, lease, or license outside the Ordinary Course of Business;

                                    (iii)    the Company has operated its
                  business in the Ordinary Course of Business regarding the payment of Indebtedness, payables and other liabilities, as well as the recording of revenue, expenses, assets, liabilities and cash flows in its books and records consistent with its historical accounting policies;

                                    (iv)     the Company has applied cash
                  receipts to notes and accounts receivable in the Ordinary Course of Business and the Company has not altered the method or timing of collecting accounts or notes receivable other than in the Ordinary Course of Business;

                                    (v)      no party (including the Company)
                  has accelerated, terminated, made modifications to, or canceled any agreement, contract, lease, or license to which the Company is a party or by which it is bound;

                                    (vi)     the Company has not imposed any
                  Security Interest (other than Permitted Encumbrances) upon any of its assets, tangible or intangible;

                                    (vii)    the Company has invested in assets,
                  property and equipment consistent with its historical practices, but has not made any capital expenditures outside the Ordinary Course of Business;

                                    (viii)   the Company has not made any
                  capital investment in, or any loan to, any other Person outside the Ordinary Course of Business;

                                    (ix)     the Company has not created,
                  incurred, assumed or guaranteed more than $25,000 in aggregate Indebtedness other than routine increases in its revolving credit arrangement in the Ordinary Course of Business;

                                    (x)      the Company has not granted any
                  license or sublicense of any rights under or with respect to any Intellectual Property;

                                    (xi)     there has been no change made or
                  authorized in the articles of incorporation or bylaws of the Company;

                                    (xii)    the Company has not issued, sold,
                  or otherwise disposed of any of its equity securities, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its equity securities;

                                    (xiii)   the Company has not declared, set
                  aside or paid any dividend or made any distribution with respect to its equity securities (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its equity securities;

                                    (xiv)    the Company has not experienced any
                  damage, destruction, or loss (whether or not covered by insurance) to its property;

                                    (xv)     the Company has not made any loan
                  to, or entered into any other transaction with, any of its directors, officers, contractors, shareholders or employees or any of their respective Affiliates;

                                    (xvi)    the Company has not entered into
                  any employment contract or collective bargaining agreement, written or oral, or modified the terms of any such existing contract or agreement other than oral employment contracts entered into in the Ordinary Course of Business;

                                    (xvii)   the Company has not granted any
                  increase in the base compensation of any of its directors, officers, contractors or employees other than increases to base compensation to its employees consistent with its historical practices;

                                    (xviii)  the Company has not adopted,
                  amended, modified, or terminated any bonus, profit sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, contractors or employees (or taken any such action with respect to any other Employee Benefit Plan) and Section 4(i) of the Disclosure Schedule lists all payments and distributions, if any, made under any such bonus, profit sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors or officers, the Sellers or any of their respective Affiliates since October 1, 2003;

                                    (xix)    the Company has not made any other
                  change in employment terms for any of its directors, officers, contractors or employees other than normal increases in compensation to its employees (other than officers) consistent with their historical practices; and

                                    (xx)     the Company has not committed to
                  any of the foregoing.

                           (j) Undisclosed Liabilities. The Company does not have any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability for Taxes), except for (i) liabilities set forth or reserved against on the Most Recent Balance Sheet or disclosed in any notes thereto, (ii) liabilities which have arisen after the Most Recent Fiscal Period End in the Ordinary Course of Business (none of which are material in amount) or (iii) liabilities set forth in Section 4(j) of the Disclosure Schedule.

                           (k) Business Practices. Since January 1, 2000, neither the Company nor any director, officer, agent, contractor or employee of the Company, or any other Person associated with or acting for or on behalf of the Company, has directly or indirectly (i) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (A) to obtain favorable treatment in securing business, (B) to pay for favorable treatment for business secured, (C) to obtain special concessions or for special concessions already obtained, for or in respect of the Company or any Affiliate of the Company or (D) in violation of any applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of any federal, state, local, or foreign governments (and all agencies thereof) or (ii) established or maintained any fund or asset that has not been recorded in the books and records of the Company.

                           (l) Legal Compliance. The Company has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of all federal, state, local, and foreign governments (and all agencies thereof) and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or, to the Knowledge of the Sellers, commenced against it alleging any failure so to comply.

                           (m)      Tax Matters.

                                    (i)      The Company has filed all Tax
                  Returns that it was required to file. All such Tax Returns were correct and complete in all respects. All Taxes owed by the Company (whether or not shown on any Tax Return) have been paid. The Company is not currently the beneficiary of any extension of time within which to file any Tax Return.

                                    (ii)     There is no dispute or claim
                  concerning any Tax liability of the Company (A) claimed or raised by any authority in writing or (B) as to which any of the Sellers has Knowledge.

                                    (iii)    Section 4(m) of the Disclosure
                  Schedule lists all federal, state, local, and foreign Income Tax Returns filed with respect to the Company for taxable periods ended on or after December 31, 2000, indicates all Tax Returns for taxable periods ended on or after December 31, 2000 that have been audited, and indicates all Tax Returns for taxable periods ended on or after December 31, 2000 that currently are the subject of audit. The Sellers have delivered to the Buyer correct and complete copies of all federal Income Tax Returns, examination reports, and statements of deficiencies assessed against, or agreed to by the Company since December 31, 2000. The Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

                                    (iv)     The Company has not filed a consent
                  under Code Section 341(f) concerning collapsible corporations. The Company has not made any payments, is not obligated to make any payments, and is not a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code Section 280G. The Company has not been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii). The Company is not a party to any tax allocation or sharing agreement. The Company (A) has not been a member of an Affiliated Group filing a consolidated federal Income Tax Return (other than a group the common parent of which was the Company) or (B) has no liability for the Taxes of any Person under Reg.Section 1.1502 6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

                                    (v)      The unpaid Taxes of the Company (A)
                  did not, as of the Most Recent Fiscal Period End, exceed the reserve for Tax liability (rather than any reserve for deferred taxes established to reflect timing differences between book and tax income) set forth on the Most Recent Balance Sheet and (B) will not exceed that reserve as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practice of the Company in filing its Tax Returns.

                                    (vi)     The Company will not be required to
                  include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (A) change in method of accounting for a taxable period ending on or prior to the Closing Date under Code Section 481(c) (or any corresponding or similar provision of state, local or foreign income Tax law); (B) "closing agreement" as described in Code Section 7121 (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date; (C) deferred intercompany gain or any excess loss account described in Treasury Regulations under Code Section 1502 (or any corresponding or similar provision of state, local or foreign income Tax law); (D) installment sale or open transaction disposition made on or prior to the Closing Date; or (E) prepaid amount received on or prior to the Closing Date.

                                    (vii)    The Company (and any predecessor of
                  the Company) has been a validly electing S corporation within the meaning of Code Sections 1361 and 1362 at all times since 1999 and, except as to any revocation of such status caused by the consummation of the transactions contemplated by this Agreement or any affirmative acts of the Buyer after the Closing, the Company will be an S corporation up to and including the Closing Date.

                                    (viii)   The Company has not, in the past 10
                  years, (A) acquired assets from another corporation in a transaction in which the Company's Tax basis for the acquired assets was determined, in whole or in part, by reference to the Tax basis of the acquired assets (or any other property) in the hands of the transferor or (B) acquired the stock of any corporation which is a qualified subchapter S subsidiary.

                           (n)      Real Property.

                                    (i)      Section 4(n)(i) of the Disclosure
                  Schedule sets forth the address and legal description of each parcel of Owned Real Property. With respect to each parcel of Owned Real Property:

                                    (A)      The Company has good and marketable
                           fee simple title, free and clear of all liens and encumbrances, except Permitted Encumbrances;

                                    (B)      except as set forth in Section
                           4(n)(i)(B) of the Disclosure Schedule, the Company has not leased or otherwise granted to any Person the right to use or occupy such Owned Real Property or any portion thereof; and

                                    (C)      there are no outstanding options,
                           rights of first offer or rights of first refusal to purchase such Owned Real Property or any portion thereof or interest therein.

                                    (ii)     Section 4(n)(ii) of the Disclosure
                  Schedule sets forth the address of each parcel of Leased Real Property, and a true and complete list of all Leases for each such Leased Real Property (including the date and name of the parties to such Lease document). The Sellers have delivered to the Buyer a true and complete copy of each such Lease document, and in the case of any oral Lease, a written summary of the terms of such Lease. Except as set forth in Section 4(n)(ii) of the Disclosure Schedule, with respect to each of the Leases, including the Leases executed and delivered pursuant to Section 6(a)(v) below:

                                    (A)      such Lease is legal, valid,
                           binding, enforceable and in full force and effect, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and to general principles of equity, regardless of whether enforcement is sought in a proceeding at law or in equity;

                                    (B)      the transactions contemplated by
                           this Agreement do not require the consent of any other party to such Lease (except for those Leases for which Lease Consents (as hereinafter defined) are obtained), will not result in a breach of or default under such Lease, and will not otherwise cause such Lease to cease to be legal, valid, binding, enforceable and in full force and effect on identical terms following the

                           Closing;

                                    (C)      the Company's possession and quiet
                           enjoyment of the Leased Real Property under such Lease has not been disturbed and, to the Knowledge of the Sellers, there are no disputes with respect to such Lease;

                                    (D)      Neither the Company nor, to the
                           Knowledge of the Sellers, any other party to the Lease is in breach or default under such Lease, and, to the Knowledge of the Sellers, no event has occurred or circumstance exists which, with the delivery of notice, the passage of time or both, would constitute such a breach or default, or permit the termination, modification or acceleration of rent under such Lease;

                                    (E)      no security deposit or portion
                           thereof deposited with respect to such Lease has been applied in respect of a breach or default under such Lease which has not been redeposited in full;

                                    (F)      the Company does not owe, and will
                           not owe in the future, any brokerage commissions or finder's fees with respect to such Lease;

                                    (G)      the other party to such Lease is
                           not an Affiliate of, and otherwise does not have any economic interest in, the Company;

                                    (H)      the Company has not subleased,
                           licensed or otherwise granted any Person the right to use or occupy such Leased Real Property or any portion thereof; and

                                    (I)      the Company has not collaterally
                           assigned or granted any other Security Interest, except for Permitted Encumbrances, in such Lease or any interest therein.

                                    (iii)    The Owned Real Property identified
                  in Section 4(n)(i) of the Disclosure Schedule, and the Leased Real Property identified in Section 4(n)(ii)(collectively, the "Real Property") comprise all of the real property used or intended to be used in the business of the Company; and, except for purchase options granted under the leases described in Section 6(a)(v) below, the Company is not a party to any agreement or option to purchase any real property or interest therein.

                                    (iv)     All buildings, structures,
                  fixtures, building systems, parking lots and equipment, and all components thereof, included in the Real Property (the "Improvements") are in condition and repair sufficient for the operation of the business of the Company consistent with past practices. To the Knowledge of the Sellers, there are no facts or conditions affecting any of the Improvements which would, individually or in the aggregate, interfere in any respect with the use or occupancy of the Improvements or any portion thereof in the operation of the business of the Company as currently conducted thereon.

                                    (v)      The Company has not received
                  written notice of any condemnation, expropriation or other proceeding in eminent domain, affecting any parcel of Real Property or any portion thereof or interest therein. There is no injunction, decree, order, writ or judgment outstanding, nor any claims, litigation, administrative actions or similar proceedings, pending or, to the Knowledge of the Sellers, threatened, relating to the ownership, lease, use or occupancy of the Real Property or any portion thereof, or the operation of the business of the Company as currently conducted thereon or proposed to be conducted.

                                    (vi)     The Real Property is in compliance
                  with all applicable building, zoning, subdivision, health and safety and other land use Laws, including The Americans with Disabilities Act of 1990, as amended, and all insurance requirements affecting the Real Property (collectively, the "Real Property Laws"). The Company has not received any notice of violation of any Real Property Law and there is no basis for the issuance of any such notice or the taking of any action for such violation.

                                    (vii)    To the Knowledge of the Sellers,
                  each parcel of Real Property has direct access to a public street adjoining the Real Property or has access to a public street via insurable easements benefiting such parcel of Real Property, and such access is not dependent on any land or other real property interest which is not included in the Real Property. To the Knowledge of the Sellers, none of the Improvements or any portion thereof is dependent for its access, use or operation on any land, building, improvement or other real property interest which is not included in the Real Property.

                                    (viii)   Except as set forth on Section
                  4(n)(viii) of the Disclosure Schedule, to the Knowledge of the Sellers, all water, oil, gas, electrical, steam, compressed air, telecommunications, sewer, storm and waste water systems and other utility services or systems for the Real Property have been installed and are operational and sufficient for the operation of the business of the Company as currently conducted thereon.

                                    (ix)     To the Knowledge of the Sellers,
                  the Company's use or occupancy of the Real Property or any portion thereof and the operation of the business of the Company as currently conducted thereon is not dependent on a "permitted non-conforming use" or "permitted non-conforming structure" or similar variance, exemption or approval from any governmental authority.

                                    (x)      To the Knowledge of the Sellers,
                  the current use and occupancy of the Real Property and the operation of the business of the Company as currently conducted thereon does not violate in any respect any easement, covenant, condition, restriction or similar provision in any instrument of record or other unrecorded agreement affecting such Real Property.

                                    (xi)     To the Knowledge of the Sellers,
                  none of the Real Property or any portion thereof is located in a flood hazard area (as defined by the Federal Emergency Management Agency).

                                    (xii)    The terminations of the Leases set
                  forth in Section 6(a)(iv) are effective to terminate those Leases and release the Company from all obligations and liabilities thereunder. The Leases executed and delivered pursuant to Section 6(a)(v) below are duly executed by the landlords, and valid and legally binding obligations of the landlords, enforceable in accordance with their respective terms and conditions, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and to general principles of equity, regardless of whether enforcement is sought in a proceeding at law or in equity. Neither the execution and delivery of any such Lease by the landlords, nor the consummation of the performance of each landlord's obligations thereunder will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which any landlord is subject or any provision of the charter or operating agreement of any landlord or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which any landlord is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets). No landlord under any of the Leases executed and delivered pursuant to Section 6(a)(v) below is required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for such landlord to execute, deliver and perform its obligations under each such Lease.

                           (o)      Intellectual Property.

                                    (i)      To the Knowledge of the Sellers,
                  the Company has not interfered with, infringed upon, misappropriated, or violated any Intellectual Property rights of third parties in any respect, and none of the Sellers or the directors and officers of the Company has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that the Company must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of the Sellers, no third party has interfered with, infringed upon, misappropriated, or violated any Intellectual Property rights of the Company in any respect.

                                    (ii)     Section 4(o)(ii) of the Disclosure
                  Schedule identifies each patent or registration which has been issued to the Company with respect to any of its Intellectual Property, identifies each pending patent application or application for registration which the Company has made with respect to any of its Intellectual Property, and identifies each license, sublicense, agreement, or other permission which the Company has granted to any third party with respect to any of its Intellectual Property (together with any exceptions). Section 4(o)(ii) of the Disclosure Schedule also identifies each trade name or unregistered trademark, service mark, corporate name, Internet domain name, copyright and computer software item currently owned and used by the Company in connection with its business. With respect to each item of Intellectual Property required to be identified in Section 4(o)(ii) of the Disclosure Schedule:

                                    (A)      the Company possesses all right,
                           title, and interest in and to the item, free and clear of any Security Interest (other than Permitted Encumbrances), license, or other restriction;

                                    (B)      the item is not subject to any
                           outstanding injunction, judgment, order, decree, ruling, or charge;

                                    (C)      no action, suit, proceeding,
                           hearing, investigation, charge, complaint, claim, or demand is pending or, to the Knowledge of the Sellers, is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

                                    (D)      the Company has not ever agreed to
                           indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

                                    (iii)    Section 4(o)(iii) of the Disclosure
                  Schedule identifies each item of Intellectual Property that any third party owns and that the Company uses pursuant to license, sublicense, agreement, or permission. The Sellers have delivered to the Buyer copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each item of Intellectual Property required to be identified in Section 4(o)(iii) of the Disclosure Schedule:

                                    (A)      the license, sublicense, agreement,
                           or permission covering the item is legal, valid, binding, enforceable, and in full force and effect in all respects, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and to general principles of equity, regardless of whether enforcement is sought in a proceeding at law or in equity;

                                    (B)      to the Knowledge of the Sellers, no
                           party to the license, sublicense, agreement, or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                                    (C)      to the Knowledge of the Sellers, no
                           party to the license, sublicense, agreement, or permission has repudiated any provision thereof;

                                    (D)      the Company has not granted any
                           sublicense or similar right with respect to the license, sublicense, agreement, or permission; and

                                    (E)      to the Knowledge of the Sellers, no
                           loss or expiration of the item is threatened, pending, or reasonably foreseeable, except for patents expiring at the end of their statutory terms (and not as a result of any act or omission by the Sellers or the Company, including without limitation, a failure by the Sellers or the Company to pay any required maintenance fees).

                           (p) Tangible Assets. To the Knowledge of the Sellers, the buildings, machinery, equipment, and other tangible assets that the Company owns and leases have been maintained in accordance with the past practices of the Company and are in operating condition and repair (subject to normal wear and tear) sufficient for the operation of the Company's business consistent with past practices. The Buyer acknowledges and agrees that the average age of the Company's fleet of tractors and trailers is older than that of its own fleet and shall not assert any breach of this representation or warranty or any similar representation or warranty contained in this Section 4 regarding the same subject matter arising from such fact or the Company's replacement of the Company's fleet of tractors and trailers due solely to the relative disparity in the age of the Buyer's and the Company's fleets.

                           (q) Inventory. The inventory of the Company consists of raw materials and supplies, manufactured and processed parts, work in process, and finished goods, all of which is merchantable and fit for the purpose for which it was procured or manufactured, and none of which is slow moving, obsolete, damaged, or defective, subject only to the reserve for inventory writedown set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practice of the Company.

                           (r) Contracts. Section 4(r) of the Disclosure Schedule lists the following contracts and other agreements to which the Company is a party:

                                    (i)      any agreement (or group of related
                  agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $100,000 per annum;

                                    (ii)     any agreement (or group of related
                  agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year or involve consideration in excess of $100,000;

                                    (iii)    any agreement concerning a
                  partnership or joint venture;

                                    (iv)     any agreement (or group of related
                  agreements) under which it has created, incurred, assumed, or guaranteed any Indebtedness in excess of $25,000 or under which it has imposed a Security Interest (other than Permitted Encumbrances) on any of its assets, tangible or intangible;

                                    (v)      any agreement concerning
                  confidentiality or noncompetition;

                                    (vi)     any agreement with any of the
                  Sellers and their Affiliates (other than the Company);

                                    (vii)    any profit sharing, equity option,
                  equity purchase, equity appreciation, deferred compensation, severance, or other plan or arrangement for the benefit of its current or former directors, officers, contractors or employees;

                                    (viii)   any collective bargaining
                  agreement;

                                    (ix)     any agreement for the employment of
                  any individual on a full time, part time, consulting, or other basis (including, without limitation, any agreement for the lease of employees or similar arrangement) providing annual compensation in excess of $25,000 or providing severance benefits;

                                    (x)      any agreement under which it has
                  advanced or loaned any amount to any of its directors, officers, contractors or employees;

                                    (xi)     any agreement under which the
                  consequences of a default or termination could reasonably be expected to have an adverse effect on the business, financial condition, operations, results of operations, or future prospects of the Company;

                                    (xii)    any surety bonds; or

                                    (xiii)   any other agreement (or group of
                  related agreements) the performance of which involves consideration in excess of $100,000.

The Sellers have delivered to the Buyer a copy of each written agreement listed in Section 4(r) of the Disclosure Schedule (as amended to date) and a written summary setting forth the material terms and conditions of each oral agreement referred to in Section 4(r) of the Disclosure Schedule. With respect to each such agreement: (A) the agreement is legal, valid, binding, enforceable, and in full force and effect in all respects, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and to general principles of equity, regardless of whether enforcement is sought in a proceeding at law or in equity; (B) none of the Company or, to the Knowledge of the Sellers, any other party thereto is in breach or default, and, to the Knowledge of the Sellers, no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (C) no party has repudiated any provision of the agreement.

                           (s) Notes and Accounts Receivable. All notes and accounts receivable of the Company are reflected properly on their books and records, are valid receivables subject to no set offs or counterclaims, are current and collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practice of the Company.

                           (t) Powers of Attorney. To the Knowledge of the Sellers, there are no outstanding powers of attorney executed on behalf of the Company.

                           (u) Insurance. Section 4(u) of the Disclosure Schedule sets forth the following information with respect to each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) with respect to which the Company is or was a party, a named insured, or otherwise the beneficiary of coverage within the 5 years prior to the date of this Agreement:

                                    (i)      the name, address, and telephone
                  number of the agent;

                                    (ii)     the name of the insurer, the name
                  of the policyholder, and the name of each covered insured; and

                                    (iii)    the policy number.

With respect to each such insurance policy: (A) the policy is legal, valid, binding, enforceable, and in full force and effect in all respects, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and to general principles of equity, regardless of whether enforcement is sought in a proceeding at law or in equity;
(B) neither the Company nor, to the Knowledge of the Sellers, any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and, to the Knowledge of the Sellers, no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (C) no party to the policy has repudiated any provision thereof. Section 4(u) of the Disclosure Schedule describes any self insurance arrangements affecting the Company. The Sellers have delivered to the Buyer a correct and complete copy of each insurance policy listed in Section 4(u) of the Disclosure Schedule (as amended to date).

                           (v) Litigation. Section 4(v) of the Disclosure Schedule sets forth each instance in which the Company (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party or, to the Knowledge of the Sellers, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator.

                           (w) Labor Matters. To the Knowledge of the Sellers, except as set forth in Section 4(w) of the Disclosure Schedule, no executive, key employee or contractor, or significant group of employees (including leased employees) or contractors (other than Sellers) plans to terminate employment or their relationship with the Company during the next 12 months. The Company is not a party to or bound by any collective bargaining agreement, nor has the Company experienced or been threatened with, any strike, labor dispute, work stoppage, work slowdown, "work-to-rule" action or similar action or grievance, claim of unfair labor practices, or other collective bargaining dispute within the past three years. The Company has not committed any unfair labor practice. None of the Sellers has any Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees (including leased employees) or contractors of the Company. The National Labor Relations Board has not issued a direction of election with respect to the Company. No petition seeking a determination of representation with respect to the Company has been filed with the National Labor Relations Board and no demand for recognition has been made regarding the Company or any of their respective facilities by any union, labor organization or other representative of the employees (including leased employees) or contractors of the Company. Since the enactment of the Worker Adjustment and Retraining Notification Act (the "WARN Act"), (i) the Company has not effected a "plant closing" (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Company, (ii) there has not occurred a "mass layoff" (as defined in the WARN Act) affecting any site of employment or facility of the Company, nor has the Company been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state, local or foreign law or regulation and (iii) none of the employees (including leased employees) or contractors of the Company has suffered any "employment loss" (as defined in the WARN Act) during the six-month period prior to the date of this Agreement.

                           (x)      Employee Benefits.

                                    (i)      Section 4(x) of the Disclosure
                  Schedule lists each Employee Benefit Plan that the Company maintains, or to which the Company contributes or has any obligation to contribute and each Employee Benefit Plan that at any time during the period commencing three calendar years prior to the calendar year in which the Closing occurs, the Company sponsored or maintained, or to which the Company contributed or had any obligation to contribute.

                                    (A)      Each such Employee Benefit Plan
                           (and each related trust, insurance contract, or fund) has been maintained, funded and administered in accordance with the terms of such Employee Benefit Plan and complies in form and in operation with the applicable requirements of ERISA, the Code and other applicable laws.

                                    (B)      All required reports and notices
                           (including annual reports (IRS Form 5500), summary annual reports, and summary plan descriptions) have been timely filed and/or distributed in accordance with the applicable requirements of ERISA and the Code with respect to each such Employee Benefit Plan. The requirements of COBRA have been met with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan subject to COBRA.

                                    (C)      All contributions (including all
                           employer contributions and employee salary reduction contributions) which are due have been made within the time periods prescribed by ERISA and the Code to each such Employee Benefit Plan which is an Employee Pension Benefit Plan and all contributions for any period ending on or before the Closing Date which are not yet due have been made to each such Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of the Company. All premiums or other payments for all periods ending on or before the Closing Date have been timely paid with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

                                    (D)      Each such Employee Benefit Plan and
                           its related trust which are intended to qualify under Code Section 401(a) and Code Section 501(a) are so qualified, have received a determination from the Internal Revenue Service that they are so qualified, and the Sellers do not have any Knowledge of any facts or circumstances that could adversely affect the qualified status of any such Employee Benefit Plan.

                                    (E)      The market value of assets under
                           each such Employee Benefit Plan which is an Employee Pension Benefit Plan equals or exceeds the present value of all vested and nonvested liabilities thereunder (determined in accordance with then current funding assumptions).

                                    (F)      With respect to each such Employee
                           Benefit Plan, the Sellers have delivered to the Buyer correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service (if applicable), the three most recent annual reports (IRS Form 5500, with all applicable attachments), all related trust agreements, insurance contracts, and other funding arrangements, all related administrative service agreements, and all COBRA and HIPAA policies, procedures and notices.

                                    (ii)     With respect to each Employee
                  Benefit Plan that the Company or any ERISA Affiliate maintains, to which any of them contributes, or has any obligation to contribute, or with respect to which any of them has any liability or potential liability, and with respect to each Employee Benefit Plan that during the period commencing three calendar years prior to the calendar year in which the Closing occurs, the Company or any ERISA Affiliate maintained, to which any of them contributed, or had any obligation to contribute, or with respect to which any of them has any liability or potential liability:

                                    (A)      No such Employee Benefit Plan which
                           is an Employee Pension Benefit Plan (other than any Multiemployer Plan) has been completely or partially terminated or has been, or will be by virtue of the consummation of the transactions contemplated by this Agreement, the subject of a Reportable Event as to which notices would be required to be filed with the PBGC. No proceeding by the PBGC to terminate any such Employee Pension Benefit Plan (other than any Multiemployer Plan) has been instituted or, to the Knowledge of the Sellers, threatened.

                                    (B)      There have been no Prohibited
                           Transactions with respect to any such Employee Benefit Plan. No fiduciary has any liability for breach of fiduciary duty or any act or failure to act or failure to comply with applicable law in connection with any such Employee Benefit Plan for any matter, including, without limitation, the administration or investment of the assets of any such Employee Benefit Plan. No action, suit, proceeding, hearing, or investigation with respect to any such Employee Benefit Plan, including the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending or, to the Knowledge of the Sellers, threatened and no facts exist that would give rise to any action, suit, proceeding, hearing or investigation, other than routine claims for benefits.

                                    (C)      The Company has not incurred any
                           liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due) under applicable law with respect to any such Employee Benefit Plan other than routine liabilities for contributions and benefits payable in the Ordinary Course of Business in accordance with the terms of the plan.

                                    (iii)    The Company does not maintain,
                  contribute to, or have an obligation to contribute to an Employee Pension Benefit Plan which is subject to Title IV of ERISA.

                                    (iv)     Neither the Company nor any of its
                  ERISA Affiliates contributes to, has any obligation to contribute to, have ever had any obligation to contribute to, or has any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any withdrawal liability (as defined in ERISA Section 4201), under or with respect to any Multiemployer Plan.

                                    (v)      The Company does not maintain,
                  contribute to or have any obligation to contribute to, or have any liability or potential liability with respect to, any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare type benefits for current or future retired or terminated employees (including leased employees) of the Company (or any spouse or other dependent thereof) other than in accordance with COBRA. The Company has reserved the unqualified right to terminate retiree health insurance with respect to all employees and participants, including those in pay status with respect to such benefits.

                                    (vi)     The Company does not maintain,
                  contribute to or have any obligation to contribute to, or have any liability or potential liability with respect to, any Employee Benefit Plan or other benefit arrangement covering any employee or former employee (including current and former leased employees) outside of the United States.

                                    (vii)    Consummation of the transactions
                  contemplated by this Agreement, other than by reason of actions taken by the Buyer following the Closing, will not (A) entitle any current or former employee (including current and former leased employees) of the Company to severance pay, unemployment compensation or any other payment, (B) accelerate the time of payment or vesting, or increase the amount of any compensation due to any current or former employee (including current and former leased employees), or (C) give rise to the payment of any amount that would not be deductible pursuant to Code Section 280G.

                           (y) Guaranties. The Company is not a guarantor or otherwise is responsible for any liability or obligation (including Indebtedness) of any other Person. No Seller has personally guaranteed any liability or obligation (including Indebtedness) of the Company.

                           (z) Environmental Matters. The representations and warranties in this Section 4(z), to the extent relating to the Owned Real Property located at 4423 South 67th Street, Omaha, Nebraska 68117, 900 North First Street, Norfolk, Nebraska 68701 and 1534 North Jackson, Kansas City, Missouri 64120 (the "Excepted Real Property"), are made to the Knowledge of Sellers. All other representations in this
         Section 4(z), except as expressly provided otherwise, are made without such qualification.

                                    (i)      Except as set forth in Section 4(z)
                  of the Disclosure Schedule, all Environmental Property and all current or previous conditions on and uses of the Environmental Property while owned, operated or occupied by the Company, and all current or previous ownership or operation by the Company of the Environmental Property (including without limitation transportation and disposal of Hazardous Materials by or for the Company) comply and have at all times complied with, and do not cause, have not caused, and will not cause liability to be incurred by the Company under any Environmental Law.

                                    (ii)     Except as set forth in Section 4(z)
                  of the Disclosure Schedule, to the Knowledge of the Sellers, all conditions on and uses of the Environmental Property prior to the ownership, operation or occupancy of the Environmental Property by the Company complied with, and have not caused, and will not cause liability to be incurred by the Company under any Environmental Law.

                                    (iii)    Except as set forth in Section 4(z)
                  of the Disclosure Schedule, the Company is not in violation of and has not violated any Environmental Law.

                                    (iv)     The Company has obtained and is in
                  compliance with all necessary Environmental Permits, and no deficiencies have been asserted by any governmental body or authority with respect to such items.

                                    (v)      Except as set forth in Section 4(z)
                  of the Disclosure Schedule, there has been no spill, discharge, leak, leaching, emission, migration, injection, disposal, escape, dumping, or release of any kind on, beneath, above, or into the Environmental Property or into the environment surrounding the Environmental Property of any Hazardous Materials, which has resulted in contamination in excess of applicable federal, state or local limits or could require remediation under any Environmental Law.

                                    (vi)     The Company is not a treatment
                  storage disposal facility as defined under the Resource Conservation and Recovery Act. Except as set forth in Section 4(z) of the Disclosure Schedule, there are and have been no
                  (A)Hazardous Materials stored, disposed of, generated, manufactured, refined, transported, produced or treated at, upon or from the Environmental Property and (B) asbestos fibers or materials or polychlorinated biphenyls or underground storage tanks on or beneath the Environmental Property.

                                    (vii)    No expenditure (except in the
                  Ordinary Course of Business) will be required in order for the Company to comply with any Environmental Laws in effect at the time of the Closing in connection with the operation or continued operation of the business of the Company or the Environmental Property in a manner consistent with the current operation thereof by the Company.

                                    (viii)   Except as set forth on Section 4(z)
                  of the Disclosure Schedule, there never has been pending or, to the Knowledge of any of the Sellers, threatened against the Company or, to the Knowledge of any of the Sellers, any other Person to the extent that such other Person from time to time has owned, leased, occupied or conducted operations on the Environmental Property, any civil, criminal or administrative action, suit, summons, citation, complaint, claim, notice, demand, request, judgment, order, lien, proceeding, hearing, study, inquiry or investigation based on or related to an Environmental Permit or any Environmental Law.

                                    (ix)     Except as set forth in Section 4(z)
                  of the Disclosure Schedule, the Company has not transported or arranged for the transportation of any Hazardous Materials to any location which is: (A) listed on, or proposed for listing on, the EPA's National Priorities List published at 40 CFR
                  Part 300 or on any similar state list; or (B) the subject of any regulatory action which may lead to claims against the Company for damages to natural resources, personal injury, clean-up costs or clean-up work.

                                    (x)      Except as set forth in Section 4(z)
                  of the Disclosure Schedule, neither the Company, nor, to the Knowledge of the Sellers, any other Person to the extent that such other Person from time to time has owned, leased, occupied or conducted operations on the Environmental Property, has ever received from any Person any notice of, or has any knowledge of, any past, present or anticipated future events, conditions, circumstances, activities, practices, incidents, actions, agreements or plans that could: (A) interfere with, prevent, or increase the costs of compliance or continued compliance with any Environmental Permits or any renewal or transfer thereof or any Environmental Law; (B) make more stringent any restriction, limitation, requirement or condition under any Environmental Law or any Environmental Permit in connection with the operations on the Environmental Property; or (C) give rise to any liability, loss or expense, or form the basis of any civil, criminal or administrative action, suit, summons, citation, complaint, claim, notice, demand, request, judgment, order, lien, proceeding, hearing, study, inquiry or investigation involving the Environmental Property or the Company, based on or related to an Environmental Permit or any Environmental Law or to the presence, manufacture, generation, refining, processing, distribution, use, sale, treatment, recycling, receipt, storage, disposal, transport, handling, emission, discharge, release or threatened release of any Hazardous Materials.

                           (aa) Certain Business Relationships With the Company. Except as set forth in Section 4(aa) of the Disclosure Schedule, none of the Sellers or their respective Affiliates have been involved in any business arrangement or relationship with the Company within the past 12 months, and none of the Sellers and their respective Affiliates own any asset, tangible or intangible, which is used in the business of the Company. No Seller or any of their respective Affiliates owes any Indebtedness to the Company.

                           (bb) Contractors. The Company utilizes, and has previously utilized, contractors or other individuals in their operations for whom the Company has adopted the position that said parties are not employees for tax reporting and withholding or any other purpose. The procedures adopted and implemented by the Company for the utilization of said parties complies in all respects with criteria set forth in all applicable federal or state statutes, rules, regulations, orders, opinions and other authority for the treatment by the Company of said parties as non-employees. Said parties have been properly considered for purposes of satisfying any coverage, participation and nondiscrimination requirements under the Code and ERISA which are applicable with respect to the Employee Benefit Plans described in Section 4(x)(i) and the Employee Benefit Plans of said parties' employer.

                           (cc) Customer Relations. To the Knowledge of the Sellers, the Company has not received any written or oral notice that any customer or account of the Company that accounts for more than 1% of the gross revenues of the Company, (i) has ceased or cancelled or threatened to cease or cancel or indicated its intention to cease or cancel or otherwise adversely modify, its relationship with the Company, (ii) has reduced, threatened to reduce or will reduce the amount of business such customer conducts with the Company, (iii) has asserted, or threatened to assert, that any contract with the Company (or any provision thereof, including the rates set forth therein) is invalid or unenforceable, (iv) has asserted that it has a right of set off for any reason of any amount in excess of $5,000, including, in each case, after the consummation of the transactions contemplated in this Agreement or (v) requested or threatened to seek a renegotiation of the terms of any contract with the Company or asserted a right to renegotiate the same.

                           (dd) Bank Accounts. Section 4(dd) of the Disclosure Schedule lists each bank account of the Company setting forth the name of the bank at which such account is held, the account number, the purpose for which such account is maintained and each authorized signatory on each such account.

                           (ee) No Additional Representations and Warranties. Notwithstanding anything in this Section 4 or any other provision of this Agreement, it is the explicit intent of each party to this Agreement that the Sellers are not making any representation or warranty whatsoever, express or implied, beyond those expressly made in this Agreement or any other documents or instruments executed in connection with this Agreement or the transactions contemplated herein.

                  5. Post Closing Covenants. The Parties agree as follows with respect to the period following the Closing.

                           (a) General. In case at any time after the Closing any further action is necessary to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Section 7 below). The Sellers acknowledge and agree that from and after the Closing the Buyer will be entitled to possession of all documents, books, records (including tax records), agreements, and financial data of any sort relating to the Company. From and after the Closing, the Buyer shall afford to the Sellers, and their counsel, accountants and other authorized agents and representatives, during normal business hours, reasonable access to the employees, books, records and other data relating to the Company in its possession with respect to periods prior to the Closing, and the right to make copies and extracts therefrom, to the extent that such access may be reasonably required (i) to facilitate the investigation, litigation and final disposition of any claims which may have been or may be made against such parties or their Affiliates (except to the extent related to the transactions contemplated in this Agreement), (ii) for the preparation of Tax returns and audits or (iii) for any other reasonable business purpose; provided, however, Buyer shall be entitled to reimbursement of its reasonable expenses with respect to such access and such access shall be subject to Sellers entering into reasonable agreements with respect to the protection of any Confidential Information.

                           (b) Litigation Support. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Company, each of the other Parties will cooperate with him or it and his or its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under Section 7 below).

                           (c) Transition. For a period of five years from and after the Closing Date, none of the Sellers will take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of the Company from maintaining the same business relationships with the Company after the Closing as it maintained with the Company prior to the Closing.

                           (d) Confidentiality. Each of the Sellers will treat as confidential all of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly to the Buyer or destroy, at the request and option of the Buyer, all tangible embodiments (and all copies) of the Confidential Information which are in his or its possession (including, without limitation, computer records and electronic files). In the event that any of the Sellers is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, that Seller will notify the Buyer promptly of the request or requirement so that the Buyer may seek an appropriate protective order or waive compliance with the provisions of this Section 5(d). If, in the absence of a protective order or the receipt of a waiver hereunder, any of the Sellers is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, that Seller may disclose the Confidential Information to the tribunal; provided, however, that the disclosing Seller shall use his or its reasonable best efforts to obtain, at the reasonable request and the sole cost and expense of the Buyer, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the Buyer shall designate.

                           (e)      Miscellaneous.

                                    (i)      The Buyer shall make available
                  health insurance coverage for each of James Clark, G.J. DeYonge and Stuart Kutler and their spouses until such individual reaches the age of 65. Such insurance coverage shall be equivalent to the coverage provided by Buyer to its executive officers during such period. Messrs. Clark, DeYonge and Kutler shall be responsible for all of the costs, premiums and Taxes associated with such insurance (which premiums shall be 140% of the then current monthly COBRA rate applicable to the Buyer's health insurance coverage). In the event any such individual elects to discontinue such coverage for any reason all obligations of the Buyer to offer coverage for such individual and his spouse shall permanently cease.

                                    (ii)     The Company shall transfer title to
                  James Clark, G.J. DeYonge and Stuart Kutler for the three automobiles used by those individuals prior to Closing. Each of the transferees shall bear all cost and expense of these transfers, including without limitation all Taxes incurred in connection with these transfers. The vehicles will be valued at their basis reflected on the Company's books and records as of the Closing and these individuals shall report such amount as ordinary income on their 2004 Income Tax Returns and the Company will be entitled to a related deduction of the same amount on its Income Tax Return for the current fiscal year.

                                    (iii)    The Company shall pay to each of
                  Stuart Kutler and G.J. DeYonge severance payments equal to one year of their respective current annual base salary. These payments shall be made in 12 equal monthly installments on the last day of each of the first 12 full calendar months following the Closing Date; provided, that, all obligations of the Company under this part (iii) shall cease immediately and automatically as to each such individual if such individual breaches or threatens to breach the terms of Section 5(d) or his Non-Compete Agreement or otherwise commits any act or omission involving material dishonesty or fraud or constituting gross negligence or willful misconduct, with respect to the Company or Buyer or any of their respective customers or suppliers.

                                    (iv)     For a period of 30 days following
                  the Closing, each of James Clark, G.J. DeYonge and Stuart Kutler, will have the individual option, exercisable by written notice to the Company within such 30-day period, to purchase from the Company (A) in the case of James Clark, the life insurance policy issued by New York Life (Policy No. 43493338; cash surrender value of $118,755) and the life insurance policy issued by First Colony (Policy No. 2164193; cash surrender value of $63,408) both maintained by the Company, (B) in the case of G.J. DeYonge, the life insurance policy issued by New York Life (Policy No. 44619625; cash surrender value of $18,148) maintained by the Company and (C) in the case of Stuart Kutler, the life insurance policy issued by New York Life (Policy No. 44619606; cash surrender value of $23,727) maintained by the Company. The purchase price for each such policy shall be an amount equal to the cash surrender value of the policy (noted above) payable in cash immediately upon receipt of the written assignment of such policy. Each of the transferees shall bear all cost and expense of these transfers, including without limitation all Taxes incurred in connection with these transfers. Notwithstanding the aforementioned, neither the Company nor Buyer shall have any obligation to make any payments under or otherwise take any action or refrain from taking any action in order to maintain each such policy in full force and effect.

                                    (v)      The Buyer will conduct a monthly
                  review with James Clark or G.J. DeYonge regarding cargo claims and bodily injury or property damage and workers' compensation claims that are outstanding at

                  Closing. Settlements in excess of $2,500 for cargo claims and $10,000 for bodily injury or property damage or workers' compensation claims require verbal approval from either of Messrs. Clark or DeYonge (which approval will not be unreasonably withheld). To the extent any such claims are the financial responsibility of an insurance carrier the procedures of the insurance carrier with respect to such claims shall govern.

                           (f) Payment of Indebtedness. The Buyer shall cause the Company to pay in full the Indebtedness of the Company listed on Schedule 5(f) within 30 days of the Closing Date.

                           (g) Norfolk Easement. On or about January 20, 2004, the Company filed in Cabinet 5 at Page 34B in the Office of the Register of Deeds of Madison County, Nebraska, a Lot Boundary Change between Lots 1 and 2, Clark Brothers' Addition to the City of Norfolk, Madison County, Nebraska, regarding real property known as 900 North First Street, Norfolk, Nebraska. Immediately thereafter, by Warranty Deed filed in Book M2004-1 at Page 1106, in the Office of the Register of Deeds of Madison County, Nebraska, the Sellers caused the Company to convey to James D. Clark and Janice A. Clark, husband and wife, being some of the Sellers, a portion of such property, being described as "Tract B of Lot 1, Clark Brothers' Addition to the City of Norfolk, Madison County, Nebraska, according to recorded plat thereof and according to that certain Lot Boundary Change between Lots 1 and 2, Clark Brothers' Addition to the City of Norfolk, Madison County, Nebraska, filed in Cabinet 5 at Page 34B in the Office of the Register of Deeds of Madison County, Nebraska" ("Conveyed Property").

                           Sellers hereby warrant and represent that such conveyance of said land to James D. Clark and Janice A. Clark does not adversely affect the trucking operations and ongoing use of Tract A of Lot 1, Clark Brothers' Addition to the City of Norfolk, Madison County, Nebraska, according to recorded plat thereof and according to that certain Lot Boundary Change between Lots 1 and 2, Clark Brothers' Addition to the City of Norfolk, Madison County, Nebraska, filed in Cabinet 5 at Page 34B in the Office of the Register of Deeds of Madison County, Nebraska ("Company Retained Property"), as a trucking terminal facility. Sellers, and James D. Clark and Janice A. Clark, in particular, hereby covenant and agree that, in the event that Buyer and/or Company hereafter determine that such conveyance did, in fact, adversely affect the trucking operations and use of the Company Retained Property as a trucking terminal facility, James D. Clark and Janice A. Clark will, within twenty-five (25) days of the date of a request therefor by the Company or Buyer, execute and deliver, free and clear of any liens or encumbrances, a perpetual and exclusive easement for pedestrian and vehicular ingress and egress over and across such of the Conveyed Property as is reasonably necessary to ameliorate the adverse conditions which resulted from the conveyance of the Conveyed Property.

                  6.       Deliveries at Closing.

                           (a) Sellers' Deliveries at Closing. In addition to the items specified in Section 2 above, the Sellers shall deliver the following items to the Buyer at the Closing:

                                    (i)      all authorizations, consents, and
                  approvals of governments and governmental agencies referred to in Section 3(a)(ii), and Section 4(c) above;

                                    (ii)     a release of liability from each
                  Seller, Stuart Kutler and each fiduciary of the Clark Bros. Transfer, Inc. Employee Stock Ownership Plan & Trust, if other than a Seller, in form and substance reasonably satisfactory to Buyer;

                                    (iii)    the Escrow Agreement executed by
                  Sellers and the Escrow Agent;

                                    (iv)     a termination, dated the Closing
                  Date, for each of the following Leases executed by the Company and the applicable landlord:

                                             (A) Lease, dated March 1, 2000, by
                           and between J & J Wichita, L.L.C. and the Company re:
                           4525 South Palisade, Wichita, Kansas;

                                             (B) Lease, dated June 1, 2002, by
                           and between Clark Sioux Falls, L.L.C. and the Company re: 720 Amidon Street, Sioux Falls, South Dakota;

                                             (C) Net Lease, dated July 1, 1998,
                           by and between Clark-Grand Island, L.L.C. and the Company re: 2410 S. North Road, Grand Island, Nebraska;

                                             (D) Lease, dated June 19, 1997, by
                           and between J & J - I, L.L.C. and the Company re:
                           2205 County Club Drive, Carrollton, Texas; and

                                    (v)      lease agreements (with options to
                  purchase) in form and substance reasonably satisfactory to Buyer, dated the Closing Date, executed by the Company and the applicable landlord of the following real estate: 4525 South Palisade, Wichita, Kansas; 720 Amidon Street, Sioux Falls, South Dakota; 2410 S. North Road, Grand Island, Nebraska; and 2205 County Club Drive, Carrollton, Texas;

                                    (vi)     an employment agreement between the
                  Company and Reggie Hunt (the "Employment Agreement") executed by the Company and Reggie Hunt in form and substance reasonably satisfactory to the Buyer;

                                    (vii)    an opinion from counsel to the
                  Sellers in form and substance reasonably satisfactory to the Buyer, addressed to the Buyer, and dated as of the Closing Date;

                                    (viii)   the resignations, effective as of
                  the Closing, of each director and officer of the Company;

                                    (ix)     a written consent for the
                  assignment of each of the Leases (other than the Leases terminated pursuant to Section 6(a)(iv) above) from the landlord or other party whose consent thereto is required under such Lease (the "Lease Consents");

                                    (x)      non-foreign affidavits dated as of
                  the Closing Date and in form and substance required under the Treasury Regulations issued pursuant to Section 1445 of the Internal Revenue Code so that the Buyer is exempt from withholding any portion of the Purchase Price thereunder;

                                    (xi)     a certified copy of the Company's
                  articles of incorporation which shall have been amended to delete Article XII thereof and the Company's 2000 Restated Bylaws (certified by the Secretary of the Company) which shall have been amended to delete the restriction on the ownership of the Company Shares contained in Article 1, Section 12 thereof;

                                    (xii)    a non-compete agreement executed by
                  each Seller (other than the Stuart W. Kutler Trust Under Trust Agreement dated January 28, 1998) and Stuart Kutler (the "Non-Compete Agreements") in form and substance reasonably satisfactory to Buyer; and

                                    (xiii)   the 338(h)(10) Election executed by
                  each of the Company and each Seller.

                           (b) Buyer's Deliveries at Closing. In addition to the items specified in Section 2 above, the Buyer shall deliver the following items to the Sellers at the Closing:

                                    (i)      all material authorizations,
                  consents, and approvals of governments and governmental agencies referred to in Section 3(b)(iii);

                                    (ii)     the Escrow Agreement executed by
                  the Buyer and the Escrow Agent;

                                    (iii)    the Non-Compete Agreements executed
                  by the Buyer;

                                    (iv)     the Employment Agreement executed
                  by the Company and Reggie Hunt in form and substance reasonably satisfactory to the Buyer;

                                    (v)      an opinion from counsel to the
                  Buyer in form and substance reasonably satisfactory to the Sellers, addressed to the Sellers, and dated as of the Closing Date; and

                                    (vi)     the 338(h)(10) Election executed by
                  each of the Buyer.

                  7.       Remedies for Breaches of this Agreement.

                           (a) Survival of Representations and Warranties. All representations, warranties, covenants, and obligations in this Agreement, the Disclosure Schedule, Annex I and any other certificate or document delivered pursuant to this Agreement will survive the Closing. The right to indemnification, liability for Adverse Consequences or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any Knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation.

                           (b) Time Limitations. Sellers will have no liability (for indemnification or otherwise) with respect to any representation or warranty other than those in Sections 3(a)(iv) (Company Shares), 4(b)(Capitalization), 4(m) (Tax Matters), 4(x) (Employee Benefits) or 4(z) (Environmental Matters) unless on or before the second anniversary of the Closing Date, Buyer notifies Sellers of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Buyer; a claim with respect to Sections 3(a)(iv) (Company Shares), 4(b) (Capitalization), 4(m) (Tax Matters), 4(x) (Employee Benefits) and 4(z) (Environmental Matters) may be made up to 120 days following the expiration of the applicable statutes of limitation; a claim based on fraud or a claim for indemnification or reimbursement not based upon any representation or warranty may be made at any time. Buyer will have no liability (for indemnification or otherwise) with respect to any representation or warranty unless on or before the second anniversary of the Closing Date Sellers notify Buyer of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Sellers.

                           (c) Indemnification Provisions for Benefit of the Buyer. Amy L. Hunt, G.J. DeYonge and the Stuart W. Kutler Trust Under Trust Agreement dated January 28, 1998, severally in proportion to their ownership of the Company Shares sold hereunder by Sellers but not jointly, and each of James Clark and Janice Clark, jointly and severally with each other and the other Sellers, will indemnify and hold harmless the Buyer, the Company, and their respective officers, directors, owners, controlling persons, employees, agents and Affiliates (collectively, the "Indemnified Persons") for, and will pay to the Indemnified Persons the amount of, any Adverse Consequences, arising, directly or indirectly, from or in connection with:

                                    (i)      any breach of any representation or
                  warranty made by any Seller in this Agreement, the Disclosure Schedule or Annex I or any certificate or document delivered by Sellers pursuant to this Agreement;

                                    (ii)     any breach by any Seller of any
                  covenant or obligation of such Seller in this Agreement;

                                    (iii)    any obligation or liability of the
                  Company (A) for any Taxes of the Company with respect to any Tax year or portion thereof ending on or before the Closing Date (or for any Tax year beginning before and ending after the Closing Date to the extent allocable to the portion of such period beginning before and ending on the Closing Date), to the extent such Taxes are not reflected in the reserve for any liability for Taxes (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on the face of the Most Recent Balance Sheet (rather than in any notes thereto), as such reserve is adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company in filing its Tax Returns and (B) for the unpaid taxes of any Person (other than the Company) under Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise;

                                    (iv)     the Clark Bros. Transfer, Inc.
                  Employee Stock Ownership Plan & Trust. Without limiting the generality of the foregoing, indemnified losses shall include those Adverse Consequences resulting from, arising out of, or relating to the following with respect to the Clark Bros. Transfer, Inc. Employee Stock Ownership Plan & Trust: administration and termination; fiduciary obligations; acquisition and disposition of employer securities; disclosures and communications; loans, notes or other extensions of credit; recapitalizations; valuation and appraisal of employer securities; benefits; filing obligations; taxes and excise taxes; penalties and fees;

                                    (v)      bodily injury or property damage
                  claims that arises, directly or indirectly, from any act, omission or occurrence involving the Company on or prior to the Closing Date to the extent not covered by insurance of the Company in existence on the Closing Date (including, without limitation, any matters set forth on Section 4(v) of the Disclosure Schedule); provided, that, for purposes of calculating the monetary amount of Adverse Consequences for which an indemnification claim may be made under this Section 7(c)(v), such monetary amount shall be limited to the amount of Adverse Consequences arising from these matters over the aggregate amount of both the aggregate reserves for claims for these matters recorded in the books and records of the Company as of December 31, 2003 plus insurance proceeds actually received by the Company (net of all costs of collection of such proceeds) with respect to such matters;

                                    (vi)     any employment related claims
                  involving the Company arising, directly or indirectly, from any act, omission or occurrence on or prior to the Closing Date, including any claims for workers' compensation, for breach of contract, or any claims in the nature of employment discrimination or harassment; provided, that, for purposes of calculating the monetary amount of Adverse Consequences for which an indemnification claim concerning workers' compensation matters may be made under this Section 7(c)(vi), such monetary amount shall be limited to the amount of Adverse Consequences arising from claims concerning workers' compensation matters over the aggregate amount of both the aggregate reserves for claims concerning workers' compensation matters recorded in the books and records of the Company as of December 31, 2003 plus insurance proceeds actually received by the Company (net of all costs of collection of such proceeds) with respect to claims concerning such workers' compensation matters; and

                                    (vii)    any liabilities arising, in whole
                  or in part, prior to the Closing Date under any Employee Benefit Plan under which the Company provides health insurance benefits; provided, that, for purposes of calculating the monetary amount of Adverse Consequences for which an indemnification claim may be made under this Section 7(c)(vii), such monetary amount shall be limited to the amount of Adverse Consequences arising from these matters over the aggregate amount of both the aggregate reserves for these matters recorded in the books and records of the Company as of the December 31, 2003 plus insurance proceeds actually received by the Company (net of all costs of collection of such proceeds) with respect to such matters.

The remedies provided in this Section 7 will be the exclusive remedy that may be available to Buyer or the other Indemnified Persons for indemnity claims. Sellers acknowledge and agree that the disclosure and exceptions made by Sellers, including those contained in Annex I attached hereto and the Disclosure Schedule and any other exhibit, schedule or attachment to this Agreement, only limit Sellers' liability for indemnification under Section 7(c)(i) above. Buyer and the Indemnified Persons have the right to rely fully upon the representations, warranties, covenants and agreements of Sellers contained in this Agreement, subject only to the restrictions on the Sellers' indemnification obligations contained in this Section 7, notwithstanding any such disclosure or the fact that Buyer has consummated the transactions contemplated in this Agreement.

                           (d) Indemnification Provisions for Benefit of the Sellers. Buyer will indemnify and hold harmless Sellers, and will pay to Sellers the amount of any Adverse Consequences arising, directly or indirectly, from or in connection with:

                                    (i)      any breach of any representation or
                  warranty made by Buyer in this Agreement or any certificate or document delivered by Buyer pursuant to this Agreement;

                                    (ii)     any breach by Buyer of any covenant
                  or obligation of Buyer in this Agreement;

                                    (iii)    any guarantee of any Seller of any
                  Indebtedness of the Company for borrowed money as of the Closing; or

                                    (iv)     any on-site investigation or
                  on-site remediation of the Excepted Real Property required under any Environmental Law; provided, that, Buyer shall have no indemnification obligation under this Section 7(d)(iv) if any Seller breaches any representation or warranty made by Sellers in Section 4(z) regarding Excepted Real Property. In no event shall Buyer have any indemnification obligation for any Adverse Consequences arising from any investigation on or remediation of, any real estate other than the Excepted Real Property (such as claims seeking investigation and remediation of adjoining properties) or for third party claims regarding any of the Excepted Real Property (including, without limitation, claims of adjoining landowners arising from environmental contamination emanating from the Excepted Real Property and claims seeking compensation for personal injury and death).

The remedies provided in this Section 7 will be exclusive remedy that may be available to Sellers or other Indemnified Persons for indemnity claims. Buyer acknowledges and agrees that the disclosure and exceptions made by Buyer, including those contained in any exhibit, schedule or attachment to this Agreement, only limit Sellers' liability for indemnification under Section 7(d)(i) above. Sellers have the right to rely fully upon the representations, warranties, covenants and agreements of Buyer contained in this Agreement, subject only to the restrictions on the Buyer's indemnification obligations contained in this Section 7, notwithstanding any such disclosure or the fact that Sellers have consummated the transactions contemplated in this Agreement.

                           (e) Calculation of Adverse Consequences; Limitations on Indemnity Obligations.

                                    (i)      For purposes of calculating the
                  monetary amount of Adverse Consequences for which any indemnification claim may be made under this Section 7, such monetary amount may be decreased to the extent of any insurance proceeds actually received by the indemnified party (net of all costs of collection of such proceeds) with respect thereto under any insurance policies (and in the case of any claim made as a result of a breach of the representations and warranties contained in Section 4(z), any amounts actually received by the indemnified party (net of all costs of collection) from any claim made by the indemnified party against any prior owner or operator of the Environmental Property that is the subject of such claim); provided, that, if the indemnifying party shall have paid the same or all of the amount of a payment to the indemnified party prior to the recovery of such an amount by the indemnified party, the indemnified party shall promptly remit the amount of such recovery to the indemnifying party. At the request of the indemnifying party, the indemnified party shall promptly take all actions, at the sole cost and expense of the indemnifying party, including costs arising from any such claim, reasonably necessary to seek any such insurance proceeds (and in the case of any claim made as a result of a breach of the representations and warranties contained in Section 4(z), prosecute claims against prior owners or operators of Environmental Property that is the subject of such claim) to the extent reasonably available to the indemnified party.

                                    (ii)     The Sellers will have no liability
                  (for indemnification or otherwise) with respect to the matters described in Section 7(c)(i) unless (A) the amount of Adverse Consequences claimed by an Indemnified Person hereunder for the particular matter described in Section 7(c)(i) exceeds $5,000 (a "Covered Breach"), and (B) the total of all Adverse Consequences with respect to all matters described in Section 7(c)(i), regardless of whether such Adverse Consequences arise from a Covered Breach or not, exceeds $200,000 (the "Basket"), in which case the Sellers shall be liable for all Adverse Consequences in excess of the Basket. However, the limitations on indemnity obligations contained in this Section 7(e)(ii) will not apply to any breach of any representations and warranties made in Sections 3(a)(iv) (Company Shares), 4(b)(Capitalization), 4(i)(xiii), (xv), (xvii) and (xviii) (Events Subsequent to October 1, 2003), 4(m) (Tax Matters), 4(x) (Employee Benefits), 4(z) (Environmental Matters), the last sentence of 4(aa) (Certain Business Relationships With the Company), 5(g)

                  (Norfolk Easement) or 9(l) (Expenses).

                                    (iii)    If a breach or breaches of Section
                  4 would, had the subject matter of such breach or breaches been properly reflected on the Most Recent Financial Statements in accordance with GAAP (as applied by the Company for its fiscal year ending December 31, 2003), cause the amount of EBITDA (earnings before interest, taxes, depreciation and amortization) of the Company for the 12 months ending December 31, 2003 to be less than the amount of EBITDA as determined from the Most Recent Financial Statements or if it is determined that the Most Recent Financial Statements constitute a breach of Section 4(g) (in any such case, an "EBITDA Reduction Claim"), and if the aggregate reduction in EBITDA as a result of all EBITDA Reduction Claims (after considering any increases in such EBITDA that are previously identified) exceeds $250,000 (the "EBITDA Claim Basket"), Sellers shall pay to Buyer an amount equal to the amount by which the aggregate reduction in EBITDA as a result of EBITDA Reduction Claims exceeds the EBITDA Claims Basket multiplied by 4.2. Sellers liability shall be reduced by the amounts previously paid to the Indemnified Persons under
                  Section 7(e)(ii) for any Adverse Consequences arising from the subject matter of such breach. The determination of whether a particular breach of Section 4 causes or would if accounted for as provided above cause, a reduction in EBITDA for the fiscal year ending December 31, 2003 shall be submitted to and determined by Lutz & Co. for determination, in its sole and absolute discretion (absent manifest error).

                                    (iv)     Buyer will have no liability (for
                  indemnification or otherwise) with respect to the matters described in Section 7(d)(i) unless (A) such matter constitutes a Covered Breach, and (B) the total of all Adverse Consequences with respect to all matters described in Section 7(d)(i), regardless of whether such Adverse Consequences arise from a Covered Breach or not, exceeds the Basket, in which case the Buyer shall be liable for all Adverse Consequences in excess of the Basket. However, the limitations on indemnity obligations contained in this Section 7(e)(iv) will not apply to any breach of any representations and warranties made in
                  Section 3(b)(ii) (Authorization of Transaction).

                                    (v)      In no event shall the obligation of
                  the Sellers to indemnify the Indemnified Persons under Section 7(c)(i) exceed the aggregate sum of $5,000,000, except this restriction shall not apply to claims for any breach of Sections 3(a)(iv) (Company Shares), 4(b)(Capitalization), 4(i)(xiii), (xv), (xvii) and (xviii) (Events Subsequent to October 1, 2003), 4(m) (Tax Matters), 4(x) (Employee Benefits), 4(z) (Environmental Matters), the last sentence of 4(aa) (Certain Business Relationships With the Company), 5(g) (Norfolk Easement) or 9(l) (Expenses).

                                    (vi)     In no event shall the obligation of
                  the Buyer to indemnify the Sellers under Section 7(d)(i) exceed the aggregate sum of $5,000,000, except this restriction shall not apply to claims for any breach of
                  Section 3(b)(ii) (Authorization of Transaction).

                                    (vii)    In addition, to the extent an
                  indemnification claim arises hereunder as a result of a third party claim against an indemnified party, the Adverse Consequences shall be deemed to include incidental, consequential, special, enhanced and punitive damages to the extent claimed by a third party against an indemnified party.

                           (f) Right to Set off; Escrow. Upon notice to Sellers specifying in reasonable detail the basis for such set off, Buyer may set off (or cause to be set off) any amount to which Buyer, the Company or any other Indemnified Person may be entitled under
         Section 7 against amounts otherwise payable under this Agreement, the note described in Section 2(b)(ii) and any lease (or option to purchase) between the Company (or the Buyer or any successor or assign of the Company or Buyer) and any Affiliate of any of the Sellers (including the lease agreements (with options to purchase) described in Section 6(a)(v) above); provided, that, the set off right under the note described in Section 2(b)(ii) shall be limited to amounts to which Buyer, the Company or other Indemnified Persons may be entitled pursuant to an indemnification claim made pursuant to Section 7(c)(iv). Notwithstanding the preceding sentence, Buyer may only exercise the set off rights pursuant to this Section 7(f) with respect to amounts otherwise payable under this Agreement or any lease (or option to purchase) between the Company (or the Buyer or any successor or assign of the Company or Buyer) and any Affiliate of any of the Sellers (including the lease agreements (with options to purchase) described in Section 6(a)(v) above) if the amount sought, together with all other claims previously made exceed the amount then held in escrow; provided, in no event will the restriction in this sentence be deemed to apply to set offs against the note referred to in Section 2(b)(ii). The exercise of such right of set off by Buyer in good faith, whether or not ultimately determined to be justified, will not constitute an event of default under this Agreement or any other document contemplated herein. Neither the exercise of nor the failure to exercise such right of set off or to make a claim against the escrow will constitute an election of remedies or limit Buyer, the Company and other Indemnified Persons in any manner in the enforcement of any other remedies that may be available to any of them. Sellers agree to execute all instructions to the Escrow Agent and other documents required by the Escrow Agent in order to release funds held by the Escrow Agent to satisfy Sellers' indemnity obligations under Section 7 promptly after Sellers either agree to the validity of such claim or a final nonappealable order is issued by a court of competent jurisdiction or pursuant to binding arbitration. Buyer's exercise of set off rights or rights to amounts held under the Escrow Agreement may be made without regard to the several nature of the liability of certain Sellers under this Agreement.

                           (g)      Matters Involving Third Parties.

                                    (i)      Promptly after receipt by an
                  indemnified party under Sections 7(c) or 7(d) above of notice of the commencement of any matter which may give rise to a claim against an indemnified party, such indemnified party will, if a claim is to be made against an indemnifying party under such Section, give notice to the indemnifying party of the commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of the matter giving rise to the indemnified party's claim is prejudiced by the indemnifying party's failure to give such notice.

                                    (ii)     If any proceeding resulting from
                  the matters referred to in Sections 7(c) or (d) above is brought against an indemnified party and it gives notice to the indemnifying party of the commencement of such proceeding, the indemnifying party will, unless the claim involves Taxes, be entitled to participate in such proceeding and, to the extent that it wishes (unless (A) the indemnifying party is also a party to such proceeding and the indemnified party determines in good faith that joint representation would be inappropriate, or (B) the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such proceeding and provide indemnification with respect to such proceeding), to assume the defense of such proceeding with counsel reasonably satisfactory to the indemnified party (it being agreed that Koley Jessen P.C. and Bryan Cave LLP are each considered satisfactory for these purposes) and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under Section 7 for any fees of other counsel or any other expenses with respect to the defense of such proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such proceeding, other than reasonable costs of investigation. If the indemnifying party assumes the defense of a proceeding, no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party's consent unless (1) there is no finding or admission of any violation of applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of any federal, state, local or foreign governments (and all agencies thereof) or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified party, (2) the sole relief provided is monetary damages that are paid in full by the indemnifying party and (3) the indemnified party will have no liability with respect to any compromise or settlement of such claims. If notice is given to an indemnifying party of the commencement of any proceeding and the indemnifying party does not, within 10 days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense of such proceeding, the indemnifying party will be bound by any determination made in such proceeding or any compromise or settlement effected by the indemnified party.

                                    (iii)    Notwithstanding the foregoing, if
                  an indemnified party determines in good faith that there is a reasonable probability that a proceeding may adversely affect it or its Affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such proceeding, but the indemnifying party will not be bound by any determination of a proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

                                    (iv)     Sellers and Buyer hereby consent to
                  the non-exclusive jurisdiction of any court in which a proceeding is brought against any indemnified party for purposes of any claim that an indemnified party may have under this Agreement with respect to such proceeding or the matters alleged therein, and agree that process may be served on Sellers with respect to such a claim anywhere in the world.

                           (h) Other Indemnification Provisions. Each of the Sellers hereby agrees that he or it will not make any claim for indemnification against the Company by reason of the fact that he or it was a director, officer, employee, contractor or agent of the Company or was serving at the request of the Company as a partner, trustee, director, officer, employee, contractor, fiduciary or agent of another entity (whether such claim is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such claim is pursuant to any statute, charter document, bylaw, agreement, or otherwise). This prohibition shall not apply to any rights a Seller may have to seek indemnification from the Company under the articles of incorporation or bylaws of the Company, both as in effect on the date hereof, with respect to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the Company) not known as of the date hereof by any such Seller or the Company, against such Seller in his or her capacity as an officer, director or employee of the Company by reason of the fact that such Seller was an officer, director or employee of the Company if such Seller acted in good faith in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company; provided, that, no such Seller shall have any right to seek indemnification from the Company (or its successors) if the existence or assertion of such indemnification claim (or the matter giving rise to any such Seller's assertion of such indemnification claim) would constitute a breach of a representation or warranty made by any Seller in this Agreement or if such Seller is obligated to indemnify Buyer against such indemnification claim (or the matter giving rise to such Seller's assertion of such indemnification claim) pursuant to this Agreement.

                  8. Tax Matters. The following provisions shall govern the allocation of responsibility as between Buyer and Sellers for certain Tax matters following the Closing Date:

                           (a) Tax Filings. Sellers shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for the Company for all periods ending on or prior to the Closing Date which are filed after the Closing Date. Sellers shall permit Buyer to review and comment on each such Tax Return described in the preceding sentence prior to filing and shall make such revisions to such Tax Returns as are reasonably requested by Buyer. To the extent permitted by applicable law, Sellers shall include any income, gain, loss, deduction or other tax items for such periods on their Tax Returns in a manner consistent with the Schedule K-1s prepared for such periods. Sellers shall be liable for and pay any Taxes of the Company with respect to such periods.

                           (b) Section 338(h)(10) Election. The Company and each of the Sellers will join with the Buyer in making an election under Section 338(h)(10) of the Code in connection with the purchase of the Company Shares hereunder (and any corresponding elections under state, local, or foreign tax law) (collectively a "Section 338(h)(10) Election"). Buyer shall prepare or cause to be prepared and file or cause to be filed the Section 338(h)(10)) Election. Buyer shall permit Sellers to review and comment on the Section 338(h)(10) Election prior to filing and shall make such revisions to the Section 338(h)(10) Election as are reasonably requested by Sellers. Sellers will include any income, gain, loss, deduction, or other tax item resulting from the
         Section 338(h)(10) Election on their Tax Returns to the extent required by applicable law.

                                    (i)      Section 338(h)(10) Gross-Up.
                  Notwithstanding any other provision of this Agreement, the Buyer shall be responsible for an amount equal to: (i) the excess of (A) the amount of Taxes actually payable by the Sellers (net of any Tax benefits received by the Sellers) as a result of the sale by the Sellers to the Buyer of the Company Shares (the "S Corporation Sale") and the making by the Buyer and the Sellers of the Section 338(h)(10) Election, over (B) the amount of Taxes that would have been payable by the Sellers as a result of the S Corporation Sale had the Section 338(h)(10) Election not been made; divided by (ii) 80.4%; provided, however, that the Buyer shall not have any obligation with respect to any portion of such excess that results from the breach or inaccuracy of any representation or warranty of the Sellers made in Sections 3(a) or 4 of this Agreement or from the application of Section 1374 of the Code to the extent the amount of built in gains exceeds $5,747,961 as of December 31, 2003. The amount for which the Buyer is responsible shall be referred to as the "Section 338(h)(10) Gross-Up". Buyer shall pay the Sellers $2,500,000 on the Closing Date to be applied against the Section 338(h)(10) Gross-Up.

                                    (ii)     Preparation of Tax Returns and
                  Section 338(h)(10) Gross-Up Computation. No later than April 1, 2004, Sellers shall deliver to Buyer (A) all Tax Returns for the Company for all periods ending on or prior to the Closing Date, (B) a detailed reconciliation showing (a) the final computation of the Section 338(h)(10) Gross-Up, and (b) the amount of cash that is to be exchanged between Buyer and Sellers in settlement of the Section 338(h)(10) Gross-Up, and
                  (C) all supporting schedules.

                                    (iii)    Review of Section 338(h)(10)
                  Gross-Up. Buyer shall have 30 days to review the final computation of the Section 338(h)(10) Gross-Up, and the amount of cash that is to be exchanged between Buyer and Sellers in settlement of the Section 338(h)(10) Gross-Up. If within 30 days of receiving the computation of the Section 338(h)(10) Gross-Up pursuant to Section 8(b)(ii) hereof, Buyer provides written notice to Sellers that it disagrees with any item reflected in the Section 338(h)(10) Gross-Up computation or the amount of cash that is to be exchanged between Buyer and Sellers in settlement of the Section 338(h)(10) Gross-Up, the parties shall in good faith confer with each other to resolve any such disagreement. The failure of Buyer to provide the notice described in the preceding sentence within the 30 day period specified shall be deemed to indicate that Buyer agrees with the Section 338(h)(10) Gross-Up computation. If within 10 days of receipt by Sellers of the notice from Buyer described in Section 8(b)(iii), any disputed item remains unresolved, the parties will have another 10 days to retain an Independent Third Party to resolve any such dispute whose decision will be binding on both parties.

                                    (iv)     Payment Procedures. Once the
                  parties have agreed on, or the Independent Third Party has resolved any disputed items with respect to, the Section 338(h)(10) Gross-Up described in Section 8(b)(i), any amount required to be paid pursuant to the Section 338(h)(10) Gross-Up, less all payments already made pursuant to Section 8(b)(i), shall be paid within 10 days of the agreement on or resolution of such documents.

                           (c) Allocation of Purchase Price. (d) Buyer, the Company and Sellers agree that the Purchase Price, the Section 338(h)(10) Gross-Up and the liabilities of the Company (plus other relevant items) will be allocated to the assets of the Company for all purposes (including Tax and financial accounting) as follows: the Purchase Price, the Section 338(h)(10) Gross-Up and the liabilities of the Company (plus other relevant items) will be allocated in a manner consistent with Code Section 338 and the regulations thereunder; the fair market value of the real property will be based on fair market value appraisals performed by Burr & Tempkin dated August 23, 2003; the fair market value of the revenue equipment and all other fixed assets will be based on net book value of assets at January 31, 2004 adjusted to the extent necessary for any purchases, sales and depreciation from January 31, 2004 through the Closing Date; the allocation to all other current assets and liabilities will be based on the applicable book value of the current assets and liabilities at January 31, 2004, adjusted to the extent necessary for any income or loss from January 31, 2004 through the Closing Date; and any remaining Purchase Price including Section 338(h)(10) Gross-Up not allocable to tangible assets of the Company will be allocated to any identifiable intangible assets and goodwill. Buyer will provide to Sellers on or before March 22, 2004 the final allocation per the agreement set forth in the previous sentence. Buyer, the Company and the Sellers will file all Tax Returns (including amended returns and claims for refund) and information reports in a manner consistent with such allocation.

                           (d) S Corporation Status. Other than entering into the transaction contemplated by this Agreement, the Company and Sellers will not revoke the Company's election to be taxed as an S corporation within the meaning of Code Sections 1361 and 1362. The Company and Sellers will not take or allow any action that would result in the termination of the Company's status as a validly elected S corporation within the meaning of Code Sections 1361 and 1362.

                           (e)      Cooperation on Tax Matters.

                                    (i)      Buyer and Sellers shall, and Buyer
                  shall cause the Company to, cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Section and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Buyer shall cause the Company (A) to retain all books and records with respect to Tax matters pertinent to the Company relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Buyer or Sellers, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (B) to give the Sellers reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the Sellers so request, the Buyer shall cause the Company to allow the Sellers to take possession of such books and records.

                                    (ii)     Buyer and Sellers further agree,
                  upon request, to provide one another with all information that any of them may be required to report pursuant to Section 6043 of the Code and all Treasury Department Regulations promulgated thereunder.

                           (f) Tax Sharing Agreements. All tax sharing agreements or similar agreements with respect to or involving the Company shall be terminated as of the Closing Date and, after the Closing Date, the Company shall not be bound thereby or have any liability thereunder.

                           (g) Certain Taxes and Fees. All transfer, documentary, sales, use, stamp, registration and other such Taxes, and all conveyance fees, recording charges and other fees and charges (including any penalties and interest) incurred in connection with the consummation of the transaction contemplated by this Agreement shall be the responsibility of the Sellers.

                  9.       Miscellaneous.

                           (a)      Nature of Certain Obligations. The
         representations, warranties, and covenants of Sellers in this Agreement are several and not joint obligations among each of the Sellers other than James Clark and Janice Clark. This means that each Seller other than James Clark and Janice Clark will be responsible to the extent provided in Section 7 above for only a proportionate amount of any Adverse Consequences the Buyer may suffer as a result of any breach thereof which proportionate amount shall be calculated on a pro rata basis with respect to the percentage of Company Shares owned by the Sellers. The representations, warranties, and covenants of Sellers in this Agreement are joint and several obligations with respect to James Clark and Janice Clark. This means that each of James Clark and Janice Clark will be responsible to the extent provided in Section 7 above for the entirety of any Adverse Consequences the Buyer may suffer as a result of any breach thereof.

                           (b) Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the Buyer and the Sellers; provided, however, that Buyer may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly traded securities (or that of its parent) (in which case the Buyer will use its commercially reasonable best efforts to advise James
         D. Clark prior to making the disclosure).

                           (c) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

                           (d) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

                           (e) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of the Buyer and the Sellers; provided, however, that the Buyer may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates, (ii) designate one or more of its Affiliates to perform its obligations hereunder and (iii) assign any or all of its rights and interests hereunder to any of its lenders or otherwise in connection with a sale of substantially all of the assets of the Company (in any or all of which cases (i), (ii) and (iii) above, the Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder).

                           (f) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

                           (g) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

                           (h) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

                  If to the Sellers:               Copy to:

                  James D. Clark                   Koley Jessen P.C.
                  2001 Prospect Avenue             One Pacific Place, Suite 800
                  Norfolk, Nebraska 68701          1125 South 103 Street
                                                   Omaha, Nebraska  68124
                                                   Attn:  Paul C. Jessen

                  If to the Buyer:                 Copy to:

                  Saia Motor Freight Line, Inc.    Bryan Cave LLP
                  11465 Johns Creek Parkway        3500 One Kansas City Place
                  Duluth, Georgia  30097           1200 Main Street
                  Attention:  President            Kansas City, Missouri 64105
                                                   Attention:  Robert M. Barnes

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

                           (i) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Nebraska without giving effect to any choice or conflict of law provision or rule (whether of the State of Nebraska or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Nebraska.

                           (j) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer and the Sellers. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

                           (k) Equitable Modification. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid or unenforceable under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity or unenforceability, without invalidating the remainder of this Agreement, and shall be reformed and enforced to the maximum extent permitted under applicable law.

                           (l) Expenses. The Buyer will bear its own costs and expenses

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

         (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. Sellers represent and warrant that attached as Schedule 9(l) is a true and correct list of all invoices for costs and expenses of the Sellers or the Company (and their respective Affiliates) (including legal fees and expenses) in connection with the transactions contemplated hereby that have on or before the date hereof been paid by the Company or received by the Company. Except with respect to the invoices listed on Schedule 9(l), the Sellers will bear the cost and expenses of the Company and Sellers (and their respective Affiliates) (including legal fees and expenses) in connection with the transactions contemplated hereby.

                           (m) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. Reference to any gender includes each other gender, the masculine, the feminine and neuter. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance, provided, however, in no event shall any Party incur duplicate liability for the same Adverse Consequences by reason of the facts that the same result from the breach of more than one representation, warranty or covenant. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

                           (n) Incorporation of Exhibits, Annexes, and Schedules. The Exhibits, Annexes, and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

                           (o) Specific Performance. Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to temporary, preliminary and permanent injunctive relief to prevent any breach or threatened breach of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter (subject to the provisions set forth in Section 9(p) below), in addition to any other remedy to which they may be entitled, at law or in equity.

                           (p)      Submission to Jurisdiction. Subject
         to Section 9(q), each of the Parties submits to the exclusive venue and jurisdiction of any federal court sitting in Omaha, Nebraska, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined exclusively in any such court. Each Party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto. Any Party may make service on any other Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in Section 9(h) above. Nothing in this Section 9(p), however, shall affect the right of any Party to serve legal process in any other manner permitted by law or at equity.

                           (q)      Arbitration. Except for disputes,
         controversies, or claims arising under Section 2, 5(b), 5(c), 5(d) or 9(p) above, any dispute, controversy, or claim arising under or relating to this Agreement or any breach or threatened breach thereof ("Arbitrable Dispute") shall be resolved by final and binding arbitration administered by the American Arbitration Association ("AAA") under its Commercial Arbitration Rules, subject to the following:

                                    (i)      Any Party may demand that any
                  Arbitrable Dispute be submitted to binding arbitration. The demand for arbitration shall be in writing, shall be served on the other party in the manner prescribed herein for the giving of notices, and shall set forth a short statement of the factual basis for the claim, specifying the matter or matters to be arbitrated.

                                    (ii)     The arbitration shall be conducted
                  by a panel of three arbitrators, one selected by Buyer, one selected by Sellers and the third to be selected jointly by the arbitrators selected by Buyer and Sellers (collectively, the "Arbitrators") who shall conduct such evidentiary or other hearings as they deem necessary or appropriate and thereafter shall make their determination as soon as practicable. Any arbitration pursuant hereto shall be conducted by the Arbitrators under the guidance of the Federal Rules of Civil Procedure and the Federal Rules of Evidence, but the Arbitrators shall not be required to comply strictly with such Rules in conducting any such arbitration. All such arbitration proceedings shall take place in Des Moines, Iowa.

                                    (iii)    Except as provided herein
                  (including pursuant to Section 7 to the extent such items constitute Adverse Consequences):

                                    (A)      each party shall bear its own
                           "Costs and Fees," which are defined as all reasonable pre-award expenses of the arbitration, including travel expenses, out-of-pocket expenses (including, but not limited to, copying and telephone) witness fees, and reasonable attorney's fees and expenses;

                                    (B)      the fees and expenses of the
                           Arbitrators and all other costs and expenses incurred in connection with the arbitration ("Arbitration Expenses") shall be borne equally by the parties thereto; and

                                    (C)      notwithstanding the foregoing, the
                           Arbitrators shall be empowered to require any one or more of the parties thereto to bear all or any portion of such Costs and Fees and/or the Arbitration Expenses in the event that the Arbitrators determine such party has acted unreasonably or in bad faith.

                                    (iv)     The Arbitrators shall have the
                  authority to award any remedy or relief that a court of the State of Nebraska could order or grant, including, without limitation, specific performance of any obligation created under this Agreement, the awarding of amounts in respect of Adverse Consequences and punitive damages, the issuance of temporary, preliminary and permanent injunctive relief, or the imposition of sanctions for abuse or frustration of the arbitration process. The Arbitrators shall render their decision and award upon the concurrence of at least two of their number. Such decision and award shall be in writing and counterpart copies thereof shall be delivered to each party hereto. The decision and award of the Arbitrators shall be binding on all parties hereto. In rendering such decision and award, the Arbitrators shall not add to, subtract from or otherwise modify the provisions of this Agreement, except as provided in Section 9(k) above and shall make its determinations in accordance therewith. Any party to the arbitration may seek to have judgment upon the award rendered by the Arbitrators entered in any court described in Section 9(p) above having jurisdiction thereof.

                                    (v)      Each of the Parties agrees that it
                  will not file any suit, motion, petition or otherwise commence any legal action or proceeding for any matter which is required to be submitted to arbitration as contemplated herein except in connection with the enforcement of an award rendered by the Arbitrators. Upon the entry of an order dismissing or staying any action or proceeding filed contrary to the preceding sentence, the Party which filed such action or proceeding shall promptly pay to the other Party the attorneys' fees, costs and expenses incurred by such other Party prior to the entry of such order and shall be liable for such fees, costs and expenses of any subsequent appeals.

                           (r)      Appointment of Sellers' Representative.

                                    (i)      Sellers hereby appoint James D.
                  Clark as their representative, to be their true and lawful attorney-in-fact for all matters in connection with this Agreement, the Escrow Agreement and the promissory note described in Section 2(b)(ii) (the "Subject Documents"), including without limitation the acceptance of any claim by Buyer, and the compromise of any disputes between Buyer and Sellers relating to any Subject Document. The power of attorney granted to the Sellers' representative appointed hereunder is coupled with an interest and will continue in full force and effect notwithstanding the subsequent death or incapacity of a Seller. The representative appointed hereunder will act on behalf of Sellers with respect to all matters requiring action by Sellers under the Subject Documents. Mr. Clark hereby accepts such appointment. In the event of the incapacity of Mr. Clark, a successor representative for Sellers will be appointed by the holders or former holders of a majority of the Company Shares.

                                    (ii)     The Sellers' representative
                  appointed hereunder shall take all actions required to be taken by Sellers under the Subject Documents and may take any action contemplated by the Subject Documents.

                                    (iii)    In the event that Buyer gives
                  notice to the Sellers' representative appointed hereunder of a claim for which indemnification may be sought, the Sellers' representative shall have the authority to determine, in his or her sole judgment, whether to retain counsel (and to select that counsel) to protect Sellers' interests, whether to assume the defense of or otherwise to control the handling of the claim, whether to consent to indemnification and to make all other decisions required to be made by Sellers pursuant to the Subject Documents, including without limitation whether to consent or withhold his or her consent to any settlement or compromise of a claim.

                                    (iv)     The Sellers' representative
                  appointed hereunder shall not be liable to any Seller for any act or omission taken pursuant to or in conjunction with the Subject Documents, except for his or her own gross negligence or willful misconduct. Sellers shall indemnify and hold the Sellers' representative, and each successor thereof, harmless from any and all liability and expenses (including, without limitation, counsel fees) which may arise out of any action taken or omitted by him or her as Sellers' representative in accordance with the Subject Documents, as the same may be amended, modified or supplemented, except such liability and expense as may result from the gross negligence or willful misconduct of the Sellers' representative.

                                    (v)      The Sellers' representative
                  appointed hereunder agrees that within a reasonable time after receipt of notice of a claim, he or she shall give each Seller notice of same and shall from time to time keep Sellers apprised as to developments with respect to such claim. Such notices shall be sent to Sellers at his or her addresses as may be communicated to the Sellers' representative in writing by Sellers.

                                    (vi)     Any action taken by the Sellers'
                  representative appointed hereunder may be considered by Buyer to be the action of Sellers for whom such action was taken for all purposes of the Subject Documents.

                                      *****

                                                                  EXECUTION COPY

                  IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first above written.

                                         SAIA MOTOR FREIGHT LINE, INC.

                                         By: /s/ Richard D. O'Dell
                                             -----------------------------------
                                         Name: Richard D. O'Dell
                                         Title: President

                                             /s/ James D. Clark
                                         ---------------------------------------
                                         James D. Clark, an individual

                                             /s/ Janice A. Clark
                                         ---------------------------------------
                                         Janice A. Clark, an individual

                                             /s/ Amy L. Hunt
                                         ---------------------------------------
                                         Amy L. Hunt, an individual

                                             /s/ G.J. DeYonge
                                         ---------------------------------------
                                         G. J. DeYonge, an individual

                                         STUART W. KUTLER TRUST UNDER TRUST
                                          AGREEMENT DATED JANUARY 28, 1998,
                                             Shareholder

                                         By: /s/ Stuart W. Kutler
                                             -----------------------------------
                                             Stuart W. Kutler, Trustee

                                         By:  /s/ Sandra A. Kutler
                                             -----------------------------------
                                             Sandra A. Kutler, Trustee

                                         CLARK BROS. TRANSFER, INC.
                                         (for purposes of the Section 338(h)(10)
                                         election provisions and Section 5(e))

                                         By: /s/ James D. Clark
                                             -----------------------------------
                                             James D. Clark

                   Signature Page for Stock Purchase Agreement

                                 SPOUSAL CONSENT

         The undersigned, spouses of Sellers, consent to and agree that his/her interest in any property (marital or otherwise) that is subject to this Agreement is subordinate and subject to the rights of Buyer.

                                         /s/ Reggie Hunt
                                         -----------------------------------
                                         Print Name: Reggie Hunt

                                         /s/ Joanne L. DeYonge
                                         -----------------------------------
                                         Print Name: Joanne L. DeYonge

                   Signature Page for Stock Purchase Agreement

                                       2